Exhibit 10.19

TORREY PINES SCIENCE PARK

Industrial Real Estate Triple Net Lease

BETWEEN

EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES,

A New York corporation,

AS LANDLORD

AND

DEPOTECH CORPORATION,

a California corporation

AS TENANT

i

		3.3.8 Extension	11
		3.3.9Cost of Living Increases	11
		3.3.10Effective Date	11
		3.3.11Index	12
		3.3.12Delay in Determination of New Basic Monthly Rent	12
	3.4	Security Deposit Requirements	12
		3.4.1Deposit	12
		3.4.2Letter of Credit	12
		3.4.3Increase in Deposit	14
		3.4.4Termination; Advance Payments	15

IV	ADDITIONAL RENT

	4.1	Additional Rent	16
	4.2	Real Property Taxes	16
		4.2.1Payment of Taxes	16
		4.2.2Definition of “Real Property Tax”	16
		4.2.3Personal Property Tax	17
	4.3	Utilities	17
	4.4	Common Areas	18
		4.4.1Definition; Location	18
		4.4.2Use of Common Areas	18
		4.4.3Vehicle Parking	18
		4.4.4Project Operating Expenses	19
		4.4.5Tenant’s Share and Payment of Project Operating Expenses	20
		4.4.5.1 Alternative Payment	20
		4.4.5.2 1992 Operating Costs	20
		4.4.5.3 Project Operating Expenses Cap	20
		4.4.6Building Operating Costs	21
		4.4.7Tenant’s Share and Payment of Building Operating Costs	21
		4.4.7.1 Alternative Payment	22
		4.4.7.2 Building Operating Costs	22
		4.4.7.3 Building Operating Expenses Cap	22
		4.4.8Exceptions to Operating Expenses	22
		4.4.9Audit	24
		4.4.10Project Security	24
	4.5	Late Charges	24
		4.5.1Repeated Late Charges	24
	4.6	Interest on Past Due Obligations	24

V.	USE OF PREMISES

	5.1	Permitted Uses	25
	5.2	Manner of Use	25
		5.2.1Objectionable Uses	25
		5.2.2Non-permitted Uses	25
		5.2.3Noxious Odors	26
		5.2.4Permit	26
	5.3	Signs and Auctions	26

		5.3.1 Auction	26
		5.3.2Prohibited Signs	26
		5.3.3Sign Criteria	27
	5.4	Hazardous Materials	27
		5.4.1Prohibition of Storage	27
		5.4.1.1 Clean-up	28
		5.4.1.2 Business	28
		5.4.2Termination of Lease	28
		5.4.3Assignment and Subletting	29
		5.4.4Condition	29
		5.4.5Landlord’s Right to Perform Tests	29
		5.4.6Tenant’s Obligations	30
		5.4.7Definition of “Hazardous Material”	30
	5.5	Landlord’s Access	31
	5.6	Quiet Possession	31
	5.7	Window Coverings	31

VI	CONDITION OF PREMISES; MAINTENANCE, REPAIRS AND ALTERATIONS

	6.1	Condition of the Premises	32
	6.2	Landlord’s Provision of Services	32
		6.2.1Elevator and Electric Service	32
		6.2.2Maintenance and Repair Service	32
	6.3	Tenant’s Obligations	33
		6.3.1Maintenance and Repair	33
		6.3.2Tenant Expense	33
		6.3.3Cleaning Service	33
	6.4	Alterations, Additions, and Improvements	33
		6.4.1Procedure for Making Alterations	33
		6.4.2Conditions to Landlord’s Approval	34
		6.4.3Payment by Tenant	34
		6.4.4Freedom From Liens	34
	6.5	Rules and Regulations	35
	6.6	Condition Upon Termination	37
		6.6.1Tenant Equipment That Remains on the Premises	37
		6.6.2Removal of Tenant Equipment	37

VII	INSURANCE AND INDEMNITY

	7.1	Insurance Premiums	38
		7.1.1Liability Insurance	38
		7.1.2Hazard Insurance	38
		7.1.3Payment of Premiums; Insurance Policies	38
		7.1.4Increase in Fire Insurance Premium	39
		7.1.5Waiver of Subrogation	39
	7.2	Indemnification of Landlord	39
	7.3	Exemption of Landlord from Liability; Waiver	40
	7.4	Indemnification of Tenant	41
	7.5	Commissions	41

VIII	DAMAGE OR DESTRUCTION

	8.1	Partial Damage to Premises	41
	8.2	Total or Substantial Destruction	42
		8.2.1Rebuilding the Premises	42
		8.2.2Availability of Rentable Area	43
	8.3	Uninsured Casualty	43
	8.4	Landlord’s Obligations	43
	8.5	Temporary Reduction of Rent	43
	8.6	Waiver	44

IX	EMINENT DOMAIN

	9.1	Total Condemnation	44
	9.2	Partial Condemnation	44
	9.3	Landlord’s Award	44
	9.4	Tenant’s Award	44
	9.5	Temporary Condemnation	45
	9.6	Notice and Execution	45

X	ASSIGNMENT AND SUBLETTING

	10.1	Landlord’s Consent Required	45
	10.2	No Release of Tenant	45
	10.3	Landlord’s Election	46
	10.4	Transfer Rent Adjustment	46
	10.5	No Merger	46
	10.6	Involuntary Transfers	46
XI	DEFAULTS; REMEDIES
	11.1	Covenants and Conditions	47
	11.2	Default by Tenant	47
		11.2.1Vacation or Abandonment	47
		11.2.2Failure to Pay	47
		11.2.3Failure to Perform	47
		11.2.4Other Defaults	47
		11.2.5Cross-Default	48
		11.2.6Failure to Pay Tenant Improvement Costs	48
	11.3	Default by Landlord	48
	11.4	Remedies	48
		11.4.1Termination of Possession	48
		11.4.2Maintenance of Possession	49
		11.4.3Letter of Credit	49
		11.4.4Other Remedies	49
	11.5	The Right to Relet the Premises	49
	11.6	Waiver of Rights of Redemption	50
	11.7	Cumulative Remedies	50
	11.8	No Waiver	50

XII	ESTOPPEL CERTIFICATE, ATTORNMENT AND SUBORDINATION

	12.1Subordination	51
	12.1.1 Landlord’s Election	51
	12.1.2 Execution of Documents	51
	12.2Attornment	51
	12.3Signing of Documents	51
	12.4Estoppel Certificates	52
	12.4.1 Landlord’s Request	52
	12.4.2 Failure to Deliver	52
	12.5Tenant’s Financial Condition	52

XIII	LIABILITY

	13.1 Landlord’s Liability	53
	13.1.1 Landlord	53
	13.1.2 Written Notice	53
	13.1.3 Liability	53
	13.2 Tenant’s Liability	54

XIV	LEGAL COSTS

	14.1 Legal Proceedings	54
	14.1.1 Costs	54
	14.1.2 Indemnification	54
	14.2 Landlord’s Consent	54

XV	MISCELLANEOUS PROVISIONS

	15.1 Severability	55
	15.2 Interpretation	55
	15.3 Incorporation of Prior Leases Modifications	55
	15.4 Notices	55
	15.5 Waivers	55
	15.6 No Recordation	56
	15.7 Binding Effect; Choice of Law	56
	15.8 Corporate Authority; Partnership Authority	56
	15.9 Force Majeure	56
	15.10 No Option	56
	15.11 Standards of Measurement	56
	15.12 Time of the Essence	57

v

TORREY PINES SCIENCE PARK

Industrial Real Estate Triple Net Lease

I

BASIC TERMS

This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Subsections of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

1.1 Date of Lease. This Lease is entered into as of August 17, 1993, by and between Landlord and Tenant named below.

1.2 Landlord. EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation.

Address of Landlord: 11011 North Torrey Pines Road, Suite 200,

                                         La Jolla, California 92037.

1.3 Tenant. DEPOTECH CORPORATION, a California corporation.

Address of Tenant: 11025 North Torrey Pines Road, Suite 100,

                                     La Jolla, California 92037.

1.4 Premises. The Premises contain approximately twenty-one thousand seven hundred forty-six (21,746) square feet of rentable area (“Rentable Area”) as shown or as will be shown on Exhibit “A” attached hereto and by this reference incorporated herein, and are situated on the first floor within that certain building known as Building No. 6 and located at 11011 North Torrey Pines Road, La Jolla, California 92037 (the “Building”). If the precise location of the Premises is not known as of the date of execution of this Lease, the parties will agree on the location as soon as reasonably possible after execution and shall designate the location on Exhibit “A” and initial it to evidence their agreement. The Premises will be leased in two phases, with the first phase (Phase I) to consist of approximately an interior space area of ten thousand (10,000) square feet of Useable Area (“Useable Area”) and, using a core factor of 1.0873, approximately of ten thousand eight hundred seventy-three (10,873) square feet of Rentable Area. The second phase (“Phase II”) will consist of approximately an interior space area of ten thousand (10,000) square feet of Useable Area and, using a core factor of 1.0873, approximately ten thousand eight hundred seventy-three (10,873) square feet of Rentable Area, all as depicted on Exhibit “A.” As soon as reasonably possible after completion of the Tenant Improvements described herein for each phase, Landlord and Tenant shall confirm the measurements of the usable area of that phase of the Premises by measuring the

Premises in accordance with BOMA standards ANSIZ65.1 - 1980 (“Usable Area”) and, if Tenant disputes the Landlord’s measurements, Tenant shall submit Tenant’s measurements and dispute to Landlord within thirty (30) days after Tenant receives the measurements. Landlord and Tenant shall attempt to resolve any dispute within ten (10) days. If Landlord and Tenant fail to agree on the measurement of Usable Area within ten (10) days, Landlord and Tenant shall resolve any dispute by submitting the dispute to a third party acceptable to Landlord and Tenant and familiar with BOMA standards, who shall measure the applicable phase of the Premises and submit the calculation of Usable Area to Landlord and Tenant within ten (10) days. The square footage of Usable Area and Rentable Area shall be inserted in Exhibit “D” and initialed by the parties. If Tenant fails to dispute Landlord’s measurements within thirty (30) days after Tenant receives the measurements, Tenant shall have waived any right to dispute Landlord’s measurement and Landlord’s measurements of Usable Area and Rentable Area shall be conclusively deemed to be correct. The Building contains approximately eighty-five thousand six hundred thirty (85,630) total square feet of rentable area. The Building is situated within that certain project known as TORREY PINES SCIENCE PARK, located at 11011-11085 North Torrey Pines Road, La Jolla, California 92037 (the “Project”), more particularly identified on Exhibit “B” attached hereto and by this reference incorporated herein. The Project contains approximately two hundred eighty-nine thousand four hundred sixty-eight (289,468) square feet of rentable area.

1.5 Lease Term. The Lease Term for the Premises leased as a part of Phase I (the “Phase I Premises”) shall commence on the earlier of: (a) occupancy of the Phase I Premises by Tenant upon the date of substantial completion of the Tenant Improvements as evidenced by preparation of the list of Punch List Items pursuant to Section 1.5.2 or (b) February 1, 1994 (the “Commencement Date”). The Commencement Date for the portion of the Premises leased as part of Phase II (the “Phase II Premises”) shall be the earlier of: (a) substantial completion of the Phase II Tenant Improvements as evidenced by preparation of the list of Punch List Items pursuant to Section 1.5.2 or (b) January 1, 1996. The Lease Term for all of the Premises shall end January 31, 2006 (“Initial Lease Term”) unless extended pursuant to Section 2.6 below.

1.5.1 Delivery of Premises. If the Tenant Improvements for portions of the Phase I Premises or Phase II Premises are substantially complete, Tenant, with the consent of Landlord, may elect to occupy the portions of the Phase I Premises or Phase II Premises for which the Tenant Improvements have been completed. In such event, the Commencement Date for the entire Phase I Premises or Phase II Premises shall be the date of occupancy of the substantially completed portion of the Tenant Improvements first occupied by Tenant, but Tenant shall pay the Basic Monthly Rent only on the square footage of Rentable Area for those portions of the Phase I Premises or Phase II Premises which have been substantially completed until such time as the remaining Phase I Premises or Phase II Premises have been substantially completed.

1.6 Permitted Uses. The Premises shall be used as a medical research lab with light production and manufacturing of drug formulations together with incidental office and storage uses. All uses of the Premises shall be in accordance with the City of San Diego’s Scientific Research Zoning Ordinance, and shall be subject to any recorded covenants, conditions and restrictions for the Project (the “CC&R’s”) and applicable governmental rules and regulations. In no event shall any use of the Premises involve any activity not covered by forms of insurance required to be maintained under this Lease.

1.7 Tenant’s Guarantor. Tenant does not have a guarantor under this Lease.

1.8 Initial Security Deposit. Tenant shall deliver to Landlord as security for this Lease an irrevocable letter of credit in the face amount of Three Hundred and Fifty Thousand and No/100 Dollars ($350,000.00) (“Security Deposit”) which letter of credit shall be in the form and subject to the conditions set forth in Section 3.4.2.

1.9 Rent and Other Charges Payable by Tenant.

1.9.1 Basic Monthly Rent. The basic monthly rent for the Premises (“Basic Monthly Rent”) shall be the sum of One Dollar and Ninety Cents ($1.90) per square foot of Rentable Area per month, on a triple net basis for the first twelve (12) months and shall be adjusted as set forth in Section 3.2 hereof. When Rent commences for the Phase II Premises the Basic Monthly Rent for the Phase II Premises shall be the same amount per square foot of Rentable Area in the Phase II Premises as that for the Phase I Premises and it shall be adjusted at the same time as the Rent is adjusted for the Phase I Premises regardless of when Rent commences for the Phase II Premises. The obligation of Tenant to pay Basic Monthly Rent shall commence on the Commencement Date for the applicable phase and shall continue uninterrupted throughout the remainder of the Lease Term.

1.9.2 Other Periodic Payments; Additional Rent. Tenant shall further be obligated to pay Landlord Additional Rent as defined in Article Four and Article Six herein. Additional Rent shall include: (i) Real Property Taxes; (ii) Utilities; (iii) Insurance Premiums; (iv) Project Operating Expenses; (v) Building Operating Costs; (iv) Impounds for Insurance Premiums and Property Taxes; and (vii) such Maintenance, Repairs and Alterations as set forth herein.

1.9.3 Tenant’s Share of Building Operating Costs. Tenant’s share of the Building Operating Costs (based upon the Rentable Area of the Premises to rentable area of the Building)

shall be twelve and seven tenths percent (12.7%) after the Commencement Date for the Phase I Premises and twenty-five and four tenths percent (25.4%) after the Commencement Date for the Phase II Premises when all of the Premises are leased. If the remeasurement of the Usable Area of the Premises as described in Section 1.4 results in a change in the Rentable Area of the Premises from the 21,746 square feet described in Section 1.4 then the percent described herein shall be correspondingly adjusted.

1.9.4 Tenant’s Share of Taxes and Project Operating Expenses. Tenant’s share of Taxes and Project Operating Expenses (based upon the Rentable Area of the Premises to rentable area of the Project) shall be three and seventy-six hundredths percent (3.76%) after the Commencement Date for the Phase I Premises and seven and fifty-one hundredths percent (7.51%) after the Commencement Date for the Phase II Premises when the entire Premises shall be leased. If the remeasurement of the Usable Area of the Premises as described in Section 1.4 results in a change in the Rentable Area of the Premises from the 21,746 square feet described in Section 1.4 then the percent described herein shall be correspondingly adjusted.

1.10 Rider and Exhibits. The following Rider is attached to and made a part of this Lease:

Tenant Improvements Rider

The following exhibits are attached hereto and made a part of this Lease:

Exhibit A: Plat of Premises showing Phase I and Phase II

Exhibit A-l: Executive Dining Room

Exhibit B: Plat of the Project

Exhibit C: Tenant Improvements Rider

Exhibit D: Usable Square Footage Measurements

Exhibit E: Roof Access Rider

Exhibit F: Form of Letter of Credit

II

LEASE TERM

2.1 Commencement Date. The Commencement Date shall be the date specified in Section 1.5 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

2.2 Lease of Premises for Lease Term. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, in phases as described above, for the Lease Term. The Lease Term is for the period stated in Section 1.5 above and shall begin and end on the dates specified in Section 1.5 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease.

2.3 Holding Over. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease, unless Tenant has exercised its Option (as defined herein) or Landlord and Tenant have otherwise agreed in writing to extend the Lease Term. Tenant shall reimburse Landlord for and indemnify Landlord against all damages incurred by Landlord from any delay by Tenant in vacating the Premises. If Tenant remains in possession of all or any part of the Premises after the expiration of the term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only and not a renewal hereof or an extension for any further term, and in such case, Basic Monthly Rent then in effect shall be increased to an amount equal to 150% of the Basic Monthly Rent then in effect and other monetary sums due hereunder shall be payable in the amount and at the time specified in this Lease; and such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein, except that the month-month tenancy will be terminable on thirty (30) days written notice given at any time by either party.

2.4 Surrender of Premises. Upon the termination of the Lease, Tenant shall surrender the Premises to Landlord in the condition specified in and according to Section 6.6.

2.5 Option to Extend or Renew. Landlord hereby grants to Tenant one (1) option to extend the Lease Term (“Option”) for a period of five (5) years (“Extension”) after the initial Lease Term expires; provided, however, that if Tenant chooses to exercise the Option, Tenant must also concurrently exercise its option for the space Tenant is leasing from Landlord in Building 5 (“the Building 5 Premises”) pursuant to a certain lease dated as of April 2, 1992 between Landlord and Tenant as amended from time to time (“the Building 5 Lease”). The Extension shall be on the same terms and conditions as set forth in this Lease, but at an increased rent as set forth below in Section 3.3.

2.5.1 Notice. The Option shall be exercised only by written notice (“Notice of Exercise”) delivered to Landlord at least twelve (12) months but no more than fifteen (15) months before the expiration of the Lease Term. If Tenant fails to deliver to Landlord its Notice of Exercise of the Option for both the Premises and the Building 5 Premises within the prescribed time period, such Option shall lapse, and there shall be no further right to extend the Lease Term. In addition, Tenant may deliver to Landlord a Notice of Intent pursuant to Section 3.3.1 below. Tenant’s failure to timely deliver a Notice of Intent shall not affect Tenant’s right to exercise the Option; provided, however, that if the Notice of Intent was not timely delivered but the Notice of Exercise was timely delivered, Tenant shall be obligated to pay an increased Basic Monthly Rent based on the fair market value of the Premises determined in the manner described in Section 3.3 below. In the event that Tenant fails to deliver or fails to timely deliver a Notice of Intent, but timely delivers a Notice of Exercise, then, for purposes of determining the time periods set forth in Section 3.3, the term “Notice of Exercise” shall be substituted for the term “Notice of Intent” in the second and third sentences of Section 3.3.1, in Section 3.3.2 and in Section 3.3.7.

2.5.2 Conditions. The Option shall be exercisable by Tenant on the express condition that at the time of the exercise, and at all times prior to the commencement of the Extension, Tenant shall not be in default under any of the provisions of the Lease or the Building 5 Lease after any applicable grace period.

2.6 Personal Options. The Option is personal to the Tenant named in Section 1.3 of the Lease and cannot be transferred without Landlord’s consent.

2.6.1 If Tenant subleases any portion of the Premises or assigns or otherwise transfers any interest under the Lease prior to the exercise of an Option without Landlord’s consent, the Option shall lapse.

2.6.2 If Tenant subleases any portion of the Premises or assigns or otherwise transfers any interest of Tenant under the Lease after the exercise of an Option but prior to the commencement of the month-to-month tenancy without Landlord’s consent, the Option shall lapse and the Lease Term shall expire as if such Option were not exercised.

2.6.3 If Tenant subleases any portion of the Premises or assigns or otherwise transfers any interest of Tenant under the Lease after the exercise of the Option and after the commencement of the month-to-month tenancy related to such Option without Landlord’s consent, then the term of the Lease shall expire upon the expiration of the month during which such sublease or transfer occurred and the remainder of the Option shall lapse.

2.7 Right of Second Refusal. Landlord hereby grants to Tenant the right of second refusal to lease the space in the Building shown on Exhibit “A” (“Expansion Space”). The Expansion Space is subject to and subordinate to a first right of refusal of another tenant in the Project. If Landlord receives a bona fide offer to lease the Expansion Space and which Landlord is willing to accept (“Bona Fide Offer”), then Landlord shall deliver a notice setting forth the terms of the Bona Fide Offer to Tenant. Tenant shall then have five (5) days from receipt of the Bona Fide Offer to provide Landlord with written notice that Tenant elects to exercise its right of refusal to lease the Expansion Space described in the Bona Fide Offer on the same terms as set forth in the Bona Fide Offer, including, but not limited to, triple net rent, operating and management expenses, and tenant improvement allowance. Landlord shall give a concurrent notice to the holder of the first right of refusal. If the holder of the first right of refusal elects not to lease the Expansion Space, Landlord and Tenant shall amend this Lease as to the additional square footage to conform it to the economic terms and conditions of the Bona Fide Offer in the event that the right of refusal by Tenant is exercised. If Tenant does not elect to exercise its right of refusal with respect to the space described in the Bona Fide Offer, Tenant’s right of refusal with respect to such space only shall terminate if Landlord does enter into a lease with the proposed tenant within six (6) months of the date the Bona Fide Offer is delivered to Tenant, provided that the lease is on the same terms or similar terms (i.e., the economic terms are not varied by more than ten percent (10%)) as the Bona Fide Offer. If Landlord does not enter into a lease with the proposed tenant within six (6) months after the date the Bona Fide Offer is delivered to Tenant or if the lease which is entered into terminates prior to the expiration of the term of this Lease, Landlord shall provide the right of refusal in accordance with the provisions of this section to Tenant with respect to the space which had been subject to the terminated lease or has not been leased within six (6) months. If Tenant subleases or assigns this Lease or any interest in the Premises without Landlord’s written consent, the right of refusal set forth in this Section 2.7 shall lapse.

2.8 Right of First Offer. Landlord has leased the space in the Building shown on Exhibit “A-1” (“Executive Dining Area”) to another tenant in the Building. Upon termination of the lease with such tenant or any extension of such lease, Landlord may elect to allow use of the Executive Dining Area as a Project Common Area. However, if Landlord determines that Landlord is willing to offer the Executive Dining Area for lease, Landlord agrees that Landlord shall deliver to Tenant a notice that Landlord proposes to lease the Executive Dining Area (the “Availability Notice”). Following receipt of the Availability Notice, Tenant may make an offer to lease the Executive Dining Area, setting forth the terms of Tenant’s offer. Landlord shall be permitted to offer the Executive Dining Area to other potential tenants and Landlord may accept any offer or no offer as Landlord deems to be in Landlord’s best interest.

III

BASIC MONTHLY RENT

3.1 Time and Manner of Payment. Upon the Commencement Date for the applicable phase occupied by Tenant pursuant to this Lease, and each month thereafter Tenant shall pay Landlord the Basic Monthly Rent in the amount stated in Subsection 1.9.1 above in United States currency, in advance, on or before the first day of each month without offset, deduction or prior demand. The Basic Monthly Rent shall be payable at Landlord’s address or at such other place as Landlord may designate in writing.

3.2 Basic Monthly Rent Adjustments. The Basic Monthly Rent during the term of this Lease shall be adjusted as set forth below.

3.2.1 Tenant Improvement Cost Adjustment. Landlord and Tenant acknowledge that the Basic Monthly Rent of $1.90 per square foot of Rentable Area has been established based upon an assumption that Landlord will contribute up to $70.00 per square foot of Usable Area for Tenant Improvement Costs (as defined in the Tenant Improvements Rider attached as Exhibit “C”). As soon as reasonably possible after the completion of the Tenant Improvements for each phase, the actual cost of Landlord’s contribution per square foot of Usable Area of that phase for the Tenant Improvement Cost shall be calculated. If said amount is less than $70.00 per square foot of Usable Area, the Basic Monthly Rent for the space taken pursuant to that phase shall be reduced by $.01 per square foot of Rentable Area in that phase for each $1.00 of Tenant Improvement Cost which is less than $70.00 per square foot of Usable Area. The adjustment described in this Section 3.2.1 will be effective as of the Commencement Date for the phase for which Rent is being adjusted.

3.2.2 Percentage Increases. The Basic Monthly Rent (as adjusted pursuant to Section 3.2.1 above) shall be increased on the first day of each Lease Year (as defined below) after the first Lease Year and on the first day of the next six (6) Lease Years (“Adjustment Date”) by 3.5% of the previous year’s Basic Monthly Rent. Commencing at the commencement of the seventh Lease Year and upon the first day of each Lease Year thereafter the Basic Monthly Rent shall be increased 5% over the Basic Monthly Rent for the previous Lease Year. When Basic Monthly Rent commences for the Phase II Premises it shall be calculated as if it had commenced on the same date as the Commencement Date for the Phase I Premises. Lease Year is defined to mean the first day of the first month following the twelve (12) month anniversary date (“Anniversary Date”) of the Commencement Date applicable to Phase I.

An example of the calculation of Basic Monthly Rent after the Commencement Date of each phase follows:

Assumptions:

	Phase I	Phase II
Rentable Area	10,873 sq. ft.	10,873 sq. ft.
Commencement Date	February 1, 1994	January 1, 1996
Landlord TI Cost	$60.00	$65.00

On the Commencement Date for the Phase I Premises, Basic Monthly Rent for the Phase I Premises would be adjusted to account for the Landlord’s share of Tenant Improvement Costs of $60.00. Thus, the Basic Monthly Rent of $1.90 per square foot of Rentable Area would be reduced to $1.80 per square foot of Rentable Area for a total Basic Monthly Rent of $19,571.40 per month from the Commencement Date of February 1, 1994 to the Anniversary Date of February 1, 1995. On February 1, 1995 the Basic Monthly Rent would be increased 3.5% to $20,256.40. On February 1, 1996 (the Anniversary Date of the Third Lease Year) the Basic Monthly Rent would be increased by 3.5% to $20,965.37.

On the Commencement Date for the Phase II Premises the Basic Monthly Rent would be adjusted to account for the Landlord’s share of Tenant Improvement Costs for Phase II of $65.00. Thus, the Basic Monthly Rent of $1.90 per square foot of Rentable Area would be reduced to $1.85 per square foot of Rentable Area for a total of $20,115.04 per month. Although rent for the Phase II Premises would not be due until the Commencement Date for the Phase II Premises, which will be the earlier of substantial completion of the Tenant Improvements for the Phase II Premises or January 1, 1996, the calculation of the adjustment to Basic Monthly Rent would be made from February 1, 1994 (the Commencement Date of the Phase I Premises). Thus, the $20,819.08 would be increased by 3.5% as of January 1, 1995 to the amount of $20,819.08 and this amount would be increased as of January 1, 1996 by 3.5% to the amount of $21,547.74. Therefore, as of January 1, 1996, the total Basic Monthly Rent for Phase I and Phase II Premises would be $42,513.11. All further adjustments would be made to this amount.

3.3 Basic Monthly Rent During Extension. If and when Tenant exercises its Option to extend the Lease Term, the Basic Monthly Rent on the first day of such Extension shall be ninety-five percent (95%) of the “fair rental value” (as defined in Section 3.3.5 below) of the Premises, which fair rental value is to be determined as set forth in this Section 3.3.

3.3.1 Notice of Intent. Not sooner than one hundred twenty (120) days nor later than eighty-five (85) days prior to the date upon which a Notice of Exercise for an Option may be delivered (“Exercise Date”), Tenant shall deliver a written notice to Landlord of Tenant’s intention to exercise the Option (“Notice of Intent”). Within ten (10) days after Landlord’s receipt of the Notice of Intent, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the fair rental value of the Premises as of the date when the Extension would commence (“Rental Adjustment Date”). If Landlord and Tenant have not agreed upon the fair rental value of the Premises within ten (10) days of the Landlord’s receipt of a Notice of Intent, the fair rental value shall be determined by appraisal.

3.3.2 Appraisal Procedure. Landlord and Tenant shall attempt to agree in good faith upon a single appraiser within fifteen (15) days after Landlord’s receipt of a Notice of Intent. If Landlord and Tenant are unable to agree upon a single appraiser within such time period, then Landlord and Tenant shall each appoint one appraiser within twenty (20) days after Landlord’s receipt of a Notice of Intent. Within ten (10) days thereafter, the two appointed appraisers shall appoint a third appraiser. If the two appraisers cannot agree upon selection of a third appraiser within this ten (10) day period, then Landlord shall submit the appointment of a third appraiser to the American Arbitration Association, who shall appoint an appraiser meeting the requirements of Section 3.3.4, as the third appraiser. Notwithstanding anything with respect to the appraisal process or the selection of the appraiser(s) (including, without limitation, the time period required to appoint a third appraiser), no extension of the final date upon which Tenant may deliver a Notice of Exercise shall be permitted.

3.3.3 Selection. If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the fair rental value of the Premises. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by a party shall determine the fair rental value of the Premises.

3.3.4 Costs and Qualifications. Each party shall bear the cost of its own appraiser and the parties shall share equally the cost of the single or third appraiser, if applicable. All appraisers so designated herein shall have at least five (5) years experience in the appraisal of commercial/industrial real property in the San Diego area and shall be members of professional organizations such as MAI or equivalent.

3.3.5 Fair Rental Value Defined. The term “fair rental value” shall mean the price that a ready and willing tenant would pay, as of the applicable Rental Adjustment Date, as Basic Monthly Rent (on a triple net basis) to a ready and willing landlord of property comparable to the Premises for a term comparable to the Extension period if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used, including free rent, tenant improvement costs or similar leasing expenses being offered in the market as of the applicable Rental Adjustment Date, and also considering leasing expenses and commissions which Landlord would incur.

3.3.6 Determination of Value. If a single appraiser is chosen, then such appraiser shall determine the fair rental value of the Premises. Otherwise, the fair rental value of the Premises shall be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal shall be disregarded.

3.3.7 Exercise of Option. Landlord and Tenant shall instruct the appraiser(s) to complete their determination of the fair rental value not later than fifty-five (55) days after Landlord’s receipt of a Notice of Intent. When the fair rental value of the Premises is determined, Landlord shall deliver notice thereof to Tenant. Thereafter, Tenant may, but is not obligated to, in its sole and absolute discretion, considering the fair rental value determined as aforesaid, deliver its Notice of Exercise as described in Section 2.6 above.

3.3.8 Extension. During an Extension, after the Basic Monthly Rent is determined as set forth above, the Basic Monthly Rent during the remainder of the Extension shall be increased on the first day of the first month following the twelve month anniversary date of the Extension Term and on every twelve month (12) anniversary thereof during the Extension Term (“Adjustment Date”) for a cost of living adjustment as set forth in Section 3.3.9 below.

3.3.9 Cost of Living Increases. The Basic Monthly Rent for the Extension Period shall be increased on the Adjustment Date in proportion to the increase in the Index (defined below) which has occurred between the month in which the previous year’s adjustment was made and the Adjustment Date; provided, however, that the first such adjustment shall be in proportion to the increase in the Index which has occurred between the first month of the Extension Term and the month in which the Basic Monthly Rent is to be increased. Landlord shall notify Tenant of each increase by delivering a written statement setting forth the Index for the previous year’s adjustment month or for the first month of the Extension Term, whichever is appropriate, the Index for the month in which the Basic Monthly Rent is to be increased, the percentage increase between those two Indices, and the new amount of the Basic Monthly Rent.

3.3.10 Effective Date. Tenant shall pay the new Basic Monthly Rent from the Adjustment Date until the next Adjustment Date. Landlord’s notice may be given after the Adjustment Date since the Index for the appropriate month may be unavailable on the Adjustment Date. In such event, Tenant shall pay Landlord the necessary rental adjustment for the months elapsed between the Adjustment Date of the increase and Landlord’s notice of such increase within ten (10) business days after Landlord’s notice.

3.3.11 Index. Adjustments shall be made utilizing the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers, Subgroup “All Items” for the Los Angeles-Anaheim-Riverside Statistical Area on the basis of 1982-84 = 100 (the “Index”). If the format or components of the Index are materially changed after the Date of Lease, Landlord shall substitute an index which is published by the Bureau of Labor Statistics or similar agency and which is most nearly equivalent to the Index in effect on the Date of Lease. Landlord shall notify Tenant of the substituted index.

3.3.12 Delay in Determination of New Basic Monthly Rent. If the new Basic Monthly Rent cannot be determined on the Adjustment Date, Tenant shall continue paying the Basic Monthly Rent payable during the preceding 12-month period until such time as the new Basic Monthly Rent is determined. When the new Basic Monthly Rent is determined, Tenant shall pay the new Basic Monthly Rent retroactive to the applicable Adjustment Date.

3.4 Security Deposit Requirements.

3.4.1 Deposit. Within ten (10) days after the date of execution of this Lease, Tenant shall deliver the Security Deposit in the amount set forth in Section 1.8 above to Landlord in the form of a letter of credit as set forth in Section 3.4.2 hereof. The Landlord may, but shall not be required to, apply all or part of the Security Deposit, by drawing upon the letter of credit, to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit for such purposes, Tenant shall deposit additional funds to restore the Security Deposit to its full amount within ten (10) days after Landlord’s written request, unless Tenant has a good faith dispute regarding the use of the Security Deposit, in which case Tenant shall not have the obligation to restore the Security Deposit until the earlier of the date of resolution of the dispute, or six (6) months after Landlord’s initial written request. Tenant’s failure to do so shall be a material default under this Lease. Tenant may not attempt to credit the Security Deposit to the last month’s rent hereunder.

3.4.2 Letter of Credit. Within ten (10) days after the date of execution of this Lease, Tenant shall provide Landlord with an irrevocable and unconditional letter of credit (“Letter of Credit”) in the amount of Three Hundred and Fifty Thousand and No/100 Dollars ($350,000.00), issued by a California bank previously approved by Landlord and substantially identical in form to the sample letter of credit attached as Exhibit “F” as the Security Deposit. The Letter of Credit shall be irrevocable, unconditional and payable upon demand upon presentation of Landlord’s draft, accompanied by the original Letter of Credit together with a notarized statement, signed by an authorized officer of Landlord, stating that Landlord has a right to draw upon the Letter of Credit. Partial drawings shall be permitted. Landlord shall have the right to draw on the Letter of Credit in the event that (a) Tenant is in default under this Lease after expiration of any grace period; or (b) Tenant fails to renew the Letter of Credit as least one (1) month prior to its expiration date. The Letter of Credit shall have an initial term of not less than twelve (12) months and shall be renewable for successive twelve month periods. If, upon the Date of Commencement, the final Tenant Improvements Cost paid by Landlord is less than Seven Hundred Thousand Dollars ($700,000.00), then the amount of the Letter of Credit may be reduced to an amount equal to one-half (1/2) of the final Tenant Improvement Cost paid by Landlord. The amount of the Letter of Credit (the lesser of Three Hundred Fifty Thousand Dollars ($350,000.00) or one-half (1/2) of the final Tenant Improvements Cost paid by Landlord) may be reduced by the following amounts on the following dates or events:

(a) On each anniversary of the Commencement Date of each Lease Year the Letter of Credit shall be reduced by twenty percent (20%) on a straight-line basis so that the Letter of Credit will be totally diminished by the fifth (5th) anniversary of the Commencement Date (“Annual Reductions”); and

(b) The Letter of Credit shall be reduced by twenty percent (20%) as each of the following events occur (each, an “Event Reduction”):

1.	A private placement of Tenant’s Capital Stock of $5,000,000 or more;

2.	an initial public offering (IPO) of Tenant’s Common Stock with aggregate net proceeds of $10,000,000 or more;

3.	a corporate partnering transaction or joint venture of $5,000,000 or more which may consist of, but is not limited to, license payments, cost sharing payments, milestone payments or equity investment;

4.	the Tenant achieves product sales, excluding any contract revenues or licensing fees, of at least $1,000,000; and

5.	the Tenant achieves revenues (determined in accordance with generally accepted accounting principles) from product sales, excluding any contract revenues and licensing fees, equal to or greater than its expenses in any two consecutive fiscal quarters (pretax).

Notwithstanding anything to the contrary in this Section 3.4.2, the Letter of Credit shall at all times be maintained in an amount at least equal to the Basic Monthly Rent for the Phase I Premises. If an Annual Reduction or Event Reduction would otherwise result in a reduction of the Letter of Credit to an amount which is less than the amount equal to the Basic Monthly Rent for the Phase I Premises, then the Letter of Credit shall be reduced only to an amount equal to the Basic Monthly Rent for the Phase I Premises.

(c) If the above Event Reductions are achieved at any time during a Lease Year, the Annual Reduction that would otherwise occur in such Lease Year shall not occur. However, if an Event Reduction does not occur in a Lease Year, then the Annual Reduction shall occur in such Lease Year. However, two or more Event Reductions may occur in any Lease Year.

3.4.3 Increase in Deposit. Not less than ten (10) days prior to the commencement of the Tenant Improvements for Phase II of the Premises, Tenant shall deliver to Landlord a second Letter of Credit (“Phase II Letter of Credit”) equal to Three Hundred Fifty Thousand Dollars ($350,000.00). If, upon the Commencement Date for the Phase II Premises, the final Tenant Improvements Cost for the Phase II Premises paid by Landlord is less than Seven Hundred Thousand Dollars ($700,000.00) then the amount of the Letter of Credit may be reduced to an amount equal to one-half (1/2) of the final Tenant Improvements Cost for Phase II paid by Landlord; The Phase II Letter of Credit required in this Section 3.4.3 shall be in addition to any Letter of Credit required pursuant to Section 3.4.2, and shall meet all requirements for the Letter of Credit in Section 3.4.2 (other than amount). The amount of Phase II Letter of Credit (the lesser of Three Hundred Fifty Thousand Dollars ($350,000.00) or one-half (1/2) of the final Tenant Improvements Cost for Phase II paid by Landlord) shall be reduced by the following amounts on the following dates or events:

(a) On each anniversary of the Commencement Date for the Phase II Premises, the Phase II Letter of Credit shall be reduced by twenty (20%) on a straight-line basis so that the Phase II Letter of Credit will be totally diminished by the fifth anniversary of the Commencement Date for the Phase II Premises (“Phase II Annual Reductions”); and

(b) The Phase II Letter of Credit shall be reduced by twenty percent (20%) as each of the following events occur (each, a “Phase II Event Reduction):

1.	A second corporate partnering transaction of joint venture of $5,000,000 or more which may consist of, but is not limited to, license payments, cost sharing payments, milestone payments or equity investment;

2.	Tenant achieves FDA approval of Tenant’s second drug product;

3.	Tenant achieves product sales, excluding any contract revenues and licensing fees, of $5,000,000 or more;

4.	Tenant achieves product sales, excluding any contract revenues and licensing fees, of $10,000,000 or more; and

5.	Tenant achieves product sales, excluding any contract revenues and licensing fees, of $15,000,000 or more.

As provided in Section 3.4.2(c) above, a Phase II Annual Reduction will not occur in any Lease Year in which a Phase II Event Reduction occurs. However, two or more Phase II Event Reductions may occur in any Lease Year. Notwithstanding anything to the contrary in this Section 3.4.3, the Phase II Letter of Credit shall at all times be maintained in an amount at least equal to the Basic Monthly Rent for the Phase II Premises. If an Annual Reduction or Event Reduction would otherwise result in a reduction of the Phase II Letter of Credit to an amount which is less than the amount equal to the Basic Monthly Rent, then the Phase II Letter of Credit shall be reduced only to an amount equal to the Basic Monthly Rent.

3.4.4 Termination; Advance Payments. Upon termination of this Lease under Article VIII (Damage or Destruction), Article IX (Eminent Domain) or any other termination not resulting from Tenant’s default, and after Tenant has vacated the Premises in the manner required by this Lease, an equitable adjustment shall be made concerning advance rent, and any other advance payments made by Tenant to Landlord, and accrued real property taxes, and Landlord shall return the Letter of Credit to Tenant or Tenant’s successor.

IV

ADDITIONAL RENT

4.1 Additional Rent. All charges payable by Tenant other than Basic Monthly Rent are called “Additional Rent” and shall be in United States currency. Unless this Lease provides otherwise, all Additional Rent shall be paid with the next monthly installment of Basic Monthly Rent. The term “Rent” shall mean Basic Monthly Rent and Additional Rent.

4.2 Real Property Taxes.

4.2.1 Payment of Taxes. Tenant shall pay its proportionate share of all Real Property Taxes (as defined below) levied and assessed against the Project of which the Premises are a part. Tenant’s proportionate share of Real Property Taxes shall be the ratio that the total number of square feet in the Floor Area bears to the total number of rentable square feet in the Project both as set forth in Section 1.4. Such ratio is set forth in Subsection 1.9.4 of the Lease. Each year Landlord shall notify Tenant of Landlord’s calculation of Tenant’s proportionate share of the Real Property Taxes and together with such notice shall furnish Tenant with a copy of the tax bill. If any supplemental tax bills are delivered with respect to the Project, Landlord may notify Tenant of Landlord’s new calculation of Tenant’s proportionate share of Real Property Taxes as soon as such supplemental tax bill is received. Subject to Section 4.4.5.1 below, and provided that Landlord has provided the notices set forth in this Section 4.2.1, Tenant shall reimburse Landlord for Tenant’s proportionate share of the Real Property Taxes semiannually no later than fifteen (15.) days before the taxing authority’s delinquency date.

4.2.2 Definition of “Real Property Tax.” “Real Property Tax” means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agriculture, lighting, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Project; (ii) any tax on the Landlord’s right to receive, or the receipt of, rent or income from the Project or against Landlord’s business of leasing the Project; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Project by any governmental agency; (iv) any tax imposed upon this transaction and any tax based upon a reassessment of the Project due to a change in ownership or transfer of all or part of Landlord’s interest in the Project; and (v) any charge or fee replacing any tax previously included within the definition of Real Property Tax. “Real Property Tax” does not, however, include Landlord’s federal or state income, franchise, inheritance or estate taxes.

4.2.3 Personal Property Taxes.

(a) Tenant shall pay prior to delinquency, all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall attempt to have such personal property taxed separately from the Premises.

(b) If any such taxes on Tenant’s personal property are levied against Landlord or Landlord’s Premises, or if the assessed value of the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant, then Landlord, after written notice to Tenant, shall have the right to pay the taxes based upon such increased assessments, regardless of the validity thereof, but only under proper protest if requested by Tenant in writing. If Landlord shall do so, then Tenant shall, upon demand, repay to Landlord the taxes levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment. In any such event, however, Tenant, at Tenant’s sole cost and expense, shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest; any amount so recovered to belong to Tenant.

(c) If any of Tenant’s personal property is taxed with the Project, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

4.3 Utilities. The parties acknowledge that a separate metering system shall be installed in the Building as a part of the Tenant Improvements which will separately meter gas and electricity for, but not limited to, light, heat, ventilation and air conditioning services supplied to the Premises. Tenant shall arrange for and pay, directly to the appropriate supplier, the cost of all of such services supplied to the Premises. A submeter will meter water and sewer supplied to the Premises. Upon Landlord’s receipt of a statement of charges for water and sewer to the Building, Landlord will deliver to Tenant a written statement setting forth the cost and Tenant’s share based on Tenant’s pro rata share. Tenant shall reimburse Landlord within fifteen (15) days for the water and sewer charge incurred. Tenant’s pro rata share shall be calculated by dividing Tenant’s Rentable Area by the aggregate rentable area within the Building, whether or not currently leased upon the date the computation is made, each as set forth in Section 1.4 above. Such ratio shall be the same as the ratio for Tenant’s share of Building Operating Costs set forth in Subsection 1.9.3 above. Tenant shall arrange for and pay, directly to the appropriate supplier, the cost of any and all telephone installation and service supplied to the Premises.

4.4 Common Areas.

4.4.1 Definition; Location. As used in this Lease, “Project Common Areas” shall mean all areas within the Project, not including Building Common Areas (as hereinafter defined) , and “Building Common Areas” shall mean all areas within the Building, which are available for the common use of tenants of the Project and/or the Building and which are not leased or held for the exclusive use of Tenant or other tenants of the Project and/or the Building, including, but not limited to, parking areas, driveways, sidewalks, loading areas, retaining walls, truck serviceways, pedestrian malls, stairs, ramps, rest-rooms, access roads, corridors, landscaping and planted areas. The Project Common Areas and the Building Common Areas may sometimes collectively be referred to as the “Common Areas.” Landlord may from time to time reasonably change the size, location, nature and use of the Common Areas, including converting Common Areas into leasable areas, constructing additional parking facilities (including parking structures) in the Common Areas, and increasing or decreasing Common Area land and/or facilities. Tenant acknowledges that such activities may result in occasional inconvenience to Tenant from time to time. Such activities and changes shall be expressly permitted if they do not materially affect Tenant’s use of the Premises and/or significantly impact Tenant’s access and use of Common Areas, subject to Subsection 4.4.2 below.

4.4.2 Use of Common Areas. Tenant shall have the non-exclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best efforts to cause others who use the Common Areas with Tenant’s expressed or implied permission to abide by Landlord’s rules and regulations. At any time, Landlord may close any Common Areas to perform any acts in and to the Common Areas as, in Landlord’s judgment, may be desirable to improve the Project or the Building. Tenant hereby releases Landlord from any and all claims pertaining to reasonable construction, alteration or improvement of the Common Areas. Tenant shall not, at any time, intentionally interfere with the rights of Landlord, other tenants, or any other person entitled to use the Common Areas.

4.4.3 Vehicle Parking. Tenant shall be entitled to use up to four (4) vehicle parking spaces in the subterranean parking garage of the Building for each 1,000 (one thousand) square feet of Rentable Area within the Premises without paying any additional Rent during the Initial Lease Term. Tenant’s parking shall not be reserved and shall be limited to vehicles no larger than standard size auto-mobiles or pickup utility vehicles. Without Landlord’s consent, (a) Tenant shall not cause a regular pattern of parking large trucks or other large vehicles within the Project or on the adjacent public streets except for normal pickup or delivery services to Tenant and (b) Tenant shall not leave vehicles in the parking areas for more than twenty-four (24) hours on a regular or consistent basis. Landlord shall notify Tenant in the event Landlord believes that prohibited parking habits or patterns are being developed by Tenant. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. If Tenant parks more vehicles in the parking area than the number identified herein, such conduct shall be a breach of the Lease. Tenant shall not utilize the subterranean garage of the Building, or any portion thereof, for storage space.

4.4.4 Project Operating Expenses. Landlord shall maintain the Project Common Areas in good order, condition and repair and shall operate the Project, in Landlord’s reasonable discretion, as a first class industrial/commercial real property development. Tenant shall pay Tenant’s pro rata share (as defined below) of all costs reasonably incurred by Landlord generally in accordance with customary practices for similar projects in San Diego County for the operation and maintenance of the Project Common Areas (“Project Operating Expenses”). Project Operating Expenses include, but are not limited to, costs and expenses for the following: gardening and landscape maintenance; pest extermination services; utilities, water and sewage charges; maintenance of parking areas; fees, charges and other costs (including consulting, accounting and legal fees) reasonably necessary to manage the Project; costs of compliance with any and all governmental laws, ordinances, and regulations applicable to the Project; maintenance of signs (other than Tenant’s signs); premiums for liability, property damage, fire and other types of casualty insurance on the Project Common Areas and all Project Common Area improvements; all personal property taxes levied on or attributable to personal property used in connection with the Project Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Project Common Areas; fees for management and supervision of the Project and Common Areas (not to exceed five percent (5%) of the annual rent for the Project); fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; and reserves (not to exceed five percent (5%) of all other Project Operating Expenses). Landlord may cause any or all of such services to be provided by third parties, or by entities associated with Landlord. Landlord may, at Landlord’s election, estimate in advance and charge to Tenant monthly as Project Operating Expenses, all real property taxes for which Tenant is liable under the Lease, all insurance premiums for which Tenant is liable under the Lease, and all maintenance and repair costs for which Tenant is liable under the Lease.

4.4.5 Tenant’s Share and Payment of Project Operating Expenses. Tenant shall pay Tenant’s annual pro rata share of all estimated Project Operating Expenses, in advance, in monthly installments on the first day of each month during the Lease Term (prorated for any fractional month). Tenant’s pro rata share is calculated by dividing the rentable area within the Floor Area by the aggregate rentable area within the Project, whether or not currently leased upon the date the computation is made, each as set forth in Section 1.4 above. Such ratio is set forth in Subsection 1.9.4 of the Lease. Landlord may adjust such estimates at any time and from time to time based upon Landlord’s experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next rent payment date after notice to Tenant. Within a reasonable time after the end of each calendar year of the Lease Term, Landlord shall deliver to Tenant a statement, prepared in accordance with generally accepted accounting principles, setting forth, in reasonable detail, the actual Project Operating Expenses paid or incurred by Landlord during the preceding calendar year and Tenant’s pro rata share. Upon receipt of such statement, there shall be an adjustment between Landlord and Tenant with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of Tenant’s share of such costs. Landlord shall also make available for Tenant’s review, the records and books upon which such statement is based.

4.4.5.1 Alternative Payment. Notwithstanding the foregoing, Landlord has the right to notify Tenant on a monthly or other basis of the actual amount Landlord has expended for all Project Operating Expenses incurred during the previous month or period. Such notice shall also set forth Tenant’s pro rata share of such actual costs. Upon receipt of such statement, Tenant shall pay with the next monthly installment of Basic Monthly Rent Tenant’s pro rata share of the actual Project Operating Expenses incurred during the previous month or period.

4.4.5.2 1992 Operating Costs. Landlord has provided Tenant with a report of Project Operating Costs for 1992 and forecasted Project Operating Costs for 1993 for Tenant’s review, without any warranty or representation that future Project Operating Costs will be similar to the Project Operating Costs for 1992 or to the forecasted 1993 Project Operating Costs.

4.4.5.3 Project Operating Expenses Cap. Notwithstanding anything to the contrary in this Section 4.4.5, Tenant shall have no obligation to pay Tenant’s pro-rata share of Project Operating Expenses to the extent (but only to the extent) that the Project Operating Costs for any calendar year (excluding Real Property Taxes and insurance premiums) increase by more than ten percent (10%) per annum, cumulative, compounded annually, over the Project Operating Expenses (excluding Real Property Taxes and insurance premiums) for calendar year 1993. Tenant shall be obligated to pay Tenant’s full pro-rata share of Real Property Taxes and insurance premiums without regard to the percent of increase of such expenses over the amounts incurred by Landlord in calendar year 1993.

4.4.6 Building Operating Costs. Landlord shall maintain the Building Common Areas in good order, condition and repair. Tenant shall pay Tenant’s pro rata share (as defined below) of all costs reasonably incurred by Landlord generally in accordance with customary practices for similar buildings in San Diego County for the operation and maintenance of the Building Common Areas and for the services provided by Landlord pursuant to Section 6.2 below (“Building Operating Costs”). Building Operating Costs include, but are not limited to, costs and expenses for the following: services provided by Landlord pursuant to Section 6.2 below, pest extermination services; utilities, water and sewage charges; maintenance of parking areas; premiums for liability, property damage, fire and other types of casualty insurance on the Building Common Areas and all Building Common Area improvements; all personal property taxes levied on or attributable to personal property used in connection with the Building Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Building Common Areas; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; reasonable reserves; provided, however, that Building Operating Costs shall not include any costs included in Project Operating Expenses. Landlord may cause any or all of such services to be provided by third parties, or by entities associated with Landlord. Landlord may, at Landlord’s election, estimate in advance and charge to Tenant monthly as Building Operating Costs, all real property taxes for which Tenant is liable under the Lease, all insurance premiums for which Tenant is liable under the Lease, and all maintenance and repair costs for which Tenant is liable under the Lease.

4.4.7 Tenant’s Share and Payment of Building Operating Costs. Tenant shall pay Tenant’s annual pro rata share of all estimated Building Operating Costs, in advance, in monthly installments on the first day of each month during the Lease Term (prorated for any fractional month). Tenant’s pro rata share is calculated by dividing the rentable area within the Floor Area by the aggregate rentable area within the Building, whether or not currently leased upon the date the computation is made, each as set forth in Section 1.4 above. Such ratio is set forth in Subsection 1.9.3 of the Lease. Landlord may adjust such estimates at any time and from time to time based upon Landlord’s experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next Basic Monthly Rent payment date after notice to Tenant. Within a reasonable time after the end of each calendar year of the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the actual Building Operating Costs paid or incurred by Landlord during the preceding calendar year and

Tenant’s pro rata share. Upon receipt of such statement, there shall be an adjustment between Landlord and Tenant with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of Tenant’s pro rata share of such costs. Landlord shall also make available for Tenant’s review, the records and books upon which such statement is based.

4.4.7.1 Alternative Payment. Notwithstanding the foregoing, Landlord has the right to notify Tenant on a monthly or other basis of the actual amount Landlord has expended for all Building Operating Costs incurred during the previous month or period. Such notice shall also set forth Tenant’s pro rata share of such actual costs. Upon receipt of such statement, Tenant shall pay with the next monthly installment of Basic Monthly Rent Tenant’s pro rata share of the actual Building Operating Costs incurred during the previous month or period.

4.4.7.2 1992 Building Operating Costs. Landlord has provided Tenant with a report of Building Operating Costs of 1992 and forecasted Building Operating Costs for 1993 for Tenant’s review, without any representation or warranty that future Building Operating Costs will be similar to Building Operating Costs for 1992 or to forecasted 1993 Building Operating Costs.

4.4.7.3 Building Operating Expense Cap. Notwithstanding anything to the contrary in this Section 4.4.7, Tenant shall not have an obligation to pay Tenant’s pro-rata share of Building Operating Expenses to the extent (but only to the extent) that the Building Operating Expenses (excluding any Real Property Taxes or insurance premiums) increase by more than ten percent (10%) per annum, cumulative, compounded annually, over the Building Operating Expenses (excluding any Real Property Taxes and insurance premiums) for calendar year 1993. Tenant shall be obligated to pay Tenant’s full pro-rata share of Real Property Taxes and insurance premiums without regard to the percent of increase of such expenses over the amounts incurred by Landlord in calendar year 1993.

4.4.8 Exceptions to Operating Expenses. Notwithstanding the foregoing, the following shall not be included as Building Operating Costs or Project Operating Costs:

(a) repairs or other work occasioned by fire, windstorm or other casualty (except for the cost of such repairs or other work that relates to the deductible portion of the insurance policy covering such casualty) or by the exercise of the right of eminent domain;

(b) the cost of repairing any defects in the design, materials or workmanship of the Premises or the Building;

(c) leasing commissions, accountants’ or attorneys’ fees, costs and disbursement and other expenses incurred in connection with proposals, negotiations, or disputes with tenants associated with the enforcement of any leases, disputes with contractors, or the defense of Landlord’s title to or interest in the Building or any part thereof;

(d) any amounts reimbursed by or charged exclusively to another tenant in the building;

(e) costs (including permit, license and inspection fees) incurred in constructing tenant improvements or decorating, painting or redecorating space for tenants or other occupants or vacant rentable space;

(f) depreciation and amortization;

(g) costs of a capital nature, including, but not limited to, capital improvements, capital repairs, capital equipment, and capital tools, all as determined in accordance with generally accepted accounting principles (provided however, that capital expenditures necessary to effect labor savings or otherwise reduce the cost of operation and maintenance of the Building may be included only to the extent of such savings);

(h) costs incurred due to violation by Landlord or any tenant of the terms and conditions of any lease or due to the negligence of wrongful misconduct of Landlord, its agents, employees or contractors;

(i) interest or debt or amortization payments on any mortgages or deeds of trust or any other borrowings;

(j) Landlord’s general corporate overhead and general administrative expenses;

(k) the cost, including permit, license and inspection fees, of renovating or otherwise improving or decorating, painting or redecorating vacant space or space for other tenants or other occupants;

(1) rentals and other related expenses (other than taxes and insurance) incurred in leasing window washing equipment, air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment that is presently leased for use in or providing services to the Real Property or normally leased by landlords of comparable buildings in the San Diego area and charged to tenants as an item of expenses, or that is used in providing security, operational, and maintenance services;

(m) advertising and promotional expenditures; and

(n) costs or fines arising from Landlord’s violation of any governmental rule or authority, including without limitation, the costs of correcting any code violations which were violations prior to the commencement of the term.

4.4.9 Audit. Tenant shall have the right to audit the calculations of Building Operating Costs and Project Operating Costs within three (3) months after delivery of the statement of Building Operating Costs and Project Operating Costs to Tenant. The costs of such audit shall be borne by Tenant unless the audit shows an overcharge of more than ten percent (10%) in the aggregate, in which case the cost of the audit shall be borne by Landlord.

4.4.10 Project Security. Landlord shall provide, as part of the Project Operating Expenses and Building Operating Costs, twenty-four (24) hour security for the Project. The Building will be locked during non-business hours. Tenant shall have access to the Premises after normal building hours.

4.5 Late Charges. Tenant’s failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground sublease, mortgage or trust deed encumbering the Premises. Therefore, if Landlord does not receive any rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. Landlord agrees that the late charge shall not be charged on the first late payment in any period of twelve consecutive months.

4.5.1 Repeated Late Charges. In the event that a late charge is payable under this Lease, whether or not collected, for two installments of Basic Monthly Rent during any one calendar year of the Lease Term, then the Basic Monthly Rent shall automatically become due and payable quarterly in advance, rather than monthly, for the next succeeding twelve (12) months. All monies paid to Landlord under this provision may be commingled with other monies of Landlord and shall not bear interest.

4.6 Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid within ten (10) days of its due date shall bear interest at the rate of fifteen percent (15%) per annum or at the highest rate then permitted by law, whichever is less, from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease.

V

USE OF PREMISES

5.1 Permitted Uses. Tenant may use the Premises only for the Permitted Uses set forth in Section 1.6 above.

5.2 Manner of Use.

5.2.1 Objectionable Uses. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with or infringe on the rights of other occupants of the Building and/or the Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, or objectionable purposes; nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises. Landlord shall not be liable to Tenant for any other tenant’s or occupant’s failure to so conduct itself.

5.2.2 Non-permitted Uses. Tenant shall not do or permit to be done in or about the Premises, nor bring, keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by any standard form of fire insurance policy or will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any part thereof or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part/thereof or any of its contents. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the Premises, and the requirements of any Board of Fire Underwriters or other similar body now or hereafter instituted; with any order, directive or certificate of occupancy issued pursuant to any law, ordinance or regulation by any public officer insofar as the same relates to or affects the condition, use or occupancy of the Premises, including but not limited to, requirements of structural changes related to or affected by Tenant’s acts, particular manner of occupancy or manner of use of the Premises, all at Tenant’s sole expense; provided, however, Landlord shall be responsible for making alterations or repairs to the Premises at its cost under the conditions described in Section 6.2.3 below. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Landlord, whether or not Tenant is a party to such action, shall be conclusive in establishing such violations between Landlord and Tenant.

5.2.3 Noxious Odors. Except as allowed pursuant to San Diego’s Scientific Research Zoning Ordinance, Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner unreasonably offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or unreasonably interfere in any way with other tenants or those having business therein, nor shall any animals (except animals required for testing of Tenant’s products, in limited quantities necessary for operation of Tenant’s business operations) or birds be brought in or kept in or about the Premises or the Building. Other than hot plates, microwaves, or other household kitchen-type appliances ordinarily found in staff lunch rooms, no cooking shall be done or permitted by any Tenant on the Premises, nor shall the Premises be used for the storage of merchandise (except limited quantities of Tenant’s products), for washing clothes (except washing of lab coats) or for lodging. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material; provided, however, that Tenant may store certain combustible materials required in production of Tenant’s products, limited to quantities reasonably necessary for day-to-day operations. All such materials shall be stored and used in compliance with all laws and with the standards and practices and procedures applicable to their use. Tenant shall be strictly liable for the use and storage of all such materials on the Premises; except that Tenant shall not be liable for Landlord’s gross negligence or willful misconduct involving such materials. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

5.2.4 Permit. Tenant shall obtain and pay for all permits required for Tenant’s occupancy of the Premises and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Premises, including the federal and California Occupational Health and Safety Acts.

5.3 Signs and Auctions.

5.3.1 Auction. Tenant shall not conduct, or permit to be conducted, any sale by auction on the Premises.

5.3.2 Prohibited Signs. Tenant shall not place, or suffer to be placed or maintained, on any exterior door, wall or window of the Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door, or that can be seen through the glass of the Premises without Landlord’s prior written approval. Such approval by Landlord shall not be unreasonably withheld. Landlord and Tenant acknowledge that Tenant shall be permitted to install a sign at its expense inside the Premises behind the reception desk. Tenant acknowledges that in no instance shall a sign on the exterior walls of the Building be approved. Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or thing as may be approved, in good condition and repair at all times.

5.3.3 Sign Criteria. Unless Tenant and Landlord agree otherwise, Landlord will install a directional sign for Tenant in the Project. Landlord’s consent to and approval of such sign installation shall not be unreasonably withheld. Tenant shall be permitted to install a monument sign along North Torrey Pines Road provided that (i) Tenant obtains, at Tenant’s sole cost and expense, all permits and governmental consents required for the monument sign, (ii) the location and design of the proposed monument sign have been approved by Landlord, (iii) Tenant, at Tenant’s sole cost and expense, contracts for the construction of the monument sign with a contractor approved by Landlord, and (iv) Tenant pays for all other costs and expenses associated with the design, installation, or use of the sign and with the removal of the sign at the termination of this Lease. Tenant shall comply with any interior signage criteria established by Landlord for the Building and all interior signage shall be approved by Landlord which approval shall not be unreasonably withheld.

5.4 Hazardous Materials.

5.4.1 Prohibition of Storage. Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Premises or the Project by Tenant, its agents, employees, contractors or invitees in a manner or for a purpose prohibited by any governmental agency or authority. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials on the Premises caused or permitted by Tenant (including Hazardous Materials specifically permitted and identified below) results in contamination of the Premises, or if contamination of the Premises by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then, in addition to the obligations of Tenant set forth in Section 7.2 below, Tenant shall indemnify, defend and hold Landlord, its agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including without limitation diminution in value of the Premises or any portion of the Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or Project, damages arising from any adverse impact on marketing of space in the Premises or the Project, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. Landlord shall indemnify, defend and hold Tenant harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses which arise from the contamination of the Premises by Hazardous Materials occurring prior to the Commencement Date.

5.4.1.1 Clean-up. This indemnification of Landlord by Tenant relating to causing or permitting any Hazardous Material to be brought upon, kept or used in or about the Premises or the Project by Tenant, its agents, employees, contractors or invitees in a manner or for a purpose prohibited by any governmental agency or authority, pursuant to Subsection 5.4.1 above includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or groundwater on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises, provided that Landlord’s approval of such action shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project.

5.4.1.2 Business. Landlord acknowledges that it is not the intent of this Section 5.4 to prohibit Tenant from operating its business as described in Section 1.6 above. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Materials is strictly and properly monitored and accomplished according to all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Material to be present on the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of Hazardous Materials on the Premises (“Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Materials are brought onto the Premises or on or before the date Tenant obtains any additional permits or approvals. Landlord shall, upon Tenant’s request, permit Tenant to review, but not copy, any hazardous materials lists received by Landlord from other Tenants in the Project provided that Tenant agrees to keep the contents of such lists confidential.

5.4.2 Termination of Lease. Notwithstanding the provisions of Subsection 5.4.1 above, Landlord shall have the right to terminate the Lease in Landlord’s sole and absolute discretion in the event that (i) any anticipated use of the Premises by Tenant involves the generation or storage, use, treatment or disposal of Hazardous Material in a manner or for a purpose prohibited by any governmental agency or authority; (ii) Tenant has been required by any lender or governmental authority to take remedial action in connection with Hazardous Material contaminating the Premises if the contamination resulted from Tenant’s action or use of the Premises (unless Tenant is diligently seeking compliance with such remedial action); or (iii) Tenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material on the Premises (unless Tenant is diligently seeking compliance with such enforcement order).

5.4.3 Assignment and Subletting. Notwithstanding the provisions of Subsection 5.4.1 above, if (i) any anticipated use of the Premises by any proposed assignee or sublessee involves the generation or storage, use, treatment or disposal of Hazardous Material in a manner or for a purpose prohibited by any governmental agency or authority, (ii) the proposed assignee or sublessee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such party’s action or use of the property in question or (iii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material, it shall not be unreasonable for Landlord to withhold its consent to an assignment or subletting to such proposed assignee or sublessee.

5.4.4 Condition. Landlord warrants that, to the best of its knowledge the Premises, the Project and the Common Areas do not contain any Hazardous Material which is being used or stored in a manner prohibited by any applicable governmental law, ordinance, rule or regulation relating to the use or storage of Hazardous Materials (“Hazardous Materials Laws”). If Landlord discovers that any violation of any Hazardous Materials Laws has occurred within the Project which Landlord reasonably determines affect or may affect the Premises or interfere with Tenant’s business operations and is not being corrected, then Landlord shall promptly give Tenant written notice of such violation and shall use its best efforts to have such violation corrected in compliance with applicable Hazardous Materials Laws.

5.4.5 Landlord’s Right to Perform Tests. At any time prior to the expiration of the Lease Term and upon Landlord’s reasonable belief that certain water and soil tests are advisable, Landlord shall have the right following notice (except in the event of an emergency) to enter upon the Premises at all reasonable times in order to conduct appropriate tests of water and soil and to deliver to Tenant the results of such tests to attempt to demonstrate that contamination in excess of permissible levels has occurred as a result of Tenant’s use of the Premises. Without limiting the foregoing sentence, Landlord shall have the right to have an environmental audit of the

Premises to be conducted within ninety (90) days prior to the scheduled expiration date of this Lease, or at termination of this Lease, if the Lease is terminated on a date other than the scheduled termination date. Tenant shall promptly perform any remedial action recommended by such environmental audit unless the audit reveals that the Hazardous Materials resulted from the activities of a person other than Tenant. The costs of such audits shall be borne by Landlord unless the audit discloses the existence of Hazardous Materials in excess of action levels or governmental standards, in which case the costs of the audit shall be borne by Tenant, unless the audit reveals that the Hazardous Materials resulted from the activities of a person other than Tenant. Tenant shall further be solely responsible for and shall defend, indemnify and hold the Landlord, its agents and contractors harmless from and against all claims, costs and liabilities including actual attorneys’ fees and costs, arising out of or in connection with any removal, cleanup, restoration and materials required hereunder to return the Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials. The foregoing indemnity shall not apply, however, if Tenant establishes that the Hazardous Materials were present prior to the Commencement Date.

5.4.6 Tenant’s Obligations. Tenant’s and Landlord’s obligations under this Section 5.4 shall survive the termination of the Lease, or any extension of the Lease Term. During any period of time employed by Tenant after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Tenant shall continue to pay the full rental in accordance with this Lease, which rental shall be prorated daily.

5.4.7 Definition of “Hazardous Material.” As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as a “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “hazardous substance” under Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Substance Account Act), (iii) defined as a “hazardous material,” “hazardous substance” or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a “hazardous substance” pursuant to Section 311 of the Federal

Water Pollution Control Act (33 U.S.C. Section 1317), (ix) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903), or (x) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601).

5.5 Landlord’s Access. Landlord or its agents may enter the Premises at all reasonable times to show the Premises to potential buyers, investors or other parties, or for any other purpose Landlord deems necessary. Landlord shall give Tenant 24 hours prior notice (which may be verbal) of such entry, except in the case of an emergency. Landlord acknowledges that access to clean rooms and other areas may be restricted to protect health and safety. In the event access to these areas by Landlord is necessary, Tenant will reasonably cooperate in performing those activities necessary to make the areas safe. Subject to the above, Landlord may place customary “For Sale” signs on the Premises. Landlord or its agents may enter the Premises at all reasonable times during the final year of the Lease Term to show the Premises to potential tenants. During the last year of the Lease Term, Landlord may place customary “For Lease” signs on the Premises.

5.6 Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Premises for the full Lease Term, subject to the provisions of this Lease.

5.7 Window Coverings. Landlord shall select a standard window covering for use throughout the Project, including all windows in the Premises; provided however that Landlord shall not require installation of window covering on the windows. If Tenant wishes to install window covering on the windows different from the standard covering, the window covering must be approved by Landlord, which approval will not be unreasonably withheld.

VI

CONDITION OF PREMISES; MAINTENANCE,

REPAIRS AND ALTERATIONS

6.1 Condition of the Premises. Tenant accepts the Premises in their condition as of the execution of the Lease subject to any other provisions of this Lease and to all laws, ordinances, and governmental regulations and orders. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant’s intended use.

6.2 Landlord’s Provision of Services.

6.2.1 Electric Service. Landlord shall furnish to the Premises, subject to interruption beyond Landlord’s control, electric current for normal lighting and usual and normal office machines. Tenant shall be responsible for paying the cost of any electrical service which is supplied to the Premises. At all times, Tenant’s use of electric current shall not exceed the capacity of the feeders to the Building or the risers or wiring installed therein.

6.2.2 Maintenance and Repair Service. Landlord shall be responsible for the maintenance and repair of all portions of the Premises for which Tenant is not obligated, including, but not limited to, structural portions of the Premises. As used herein, structural portions of the Premises shall only refer to the foundation and slabs, exterior walls, and exterior roof of the Building in which the Premises are located. Landlord shall also be responsible for making alterations to the portions of the Premises which Landlord is required to maintain or repair if such alterations are required by changes in the law after the Commencement Date, are not required as the result of Tenant’s particular manner of occupancy or manner of use of the Premises and are of the type which are customarily made or are required to be made by landlords and not by tenants. If Landlord is required to make repairs to the Premises by reason of Tenant’s conduct or activities, Landlord may add the cost of such repairs to the Rent which shall thereafter become due. Landlord shall keep the Premises (except for Tenant Improvements (as defined herein), in good order, condition and repair during the Lease Term. In the event the Premises are serviced by a separate heating and air conditioning unit or system, Tenant shall, at Tenant’s expense, regularly inspect and maintain the system, including leaks around ducts, pipes, vents, or other parts of the system. Tenant shall provide Landlord with a copy of its contract for said service and with a copy of the service logs maintained by the contractor. Landlord shall have no obligation to provide repair or maintenance services to any area which Tenant may, from time to time, designate as a restricted area. Landlord shall use Landlord’s best efforts to conduct repairs and maintenance in a manner which does not unreasonably impact Tenant’s business operations.

6.3 Tenant’s Obligations.

6.3.1 Maintenance and Repair. Tenant shall keep all Tenant Improvements installed on the Premises in good order, condition and repair during the Lease Term. In the event that Tenant desires to make any penetrations of the roof to the Premises in connection with providing special heating or ventilation needs of Tenant, Tenant shall first obtain the prior written consent of Landlord, shall perform such work at its sole cost and expense, and, in such event, shall be fully responsible and liable for the cost of maintaining, repairing, and replacing any such additional heating or ventilation items, including, but not limited to, ensuring that the penetrations shall not cause any damage to the roof, the Building or the Premises. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain all Tenant Improvements in an attractive, first-class and fully operative condition.

6.3.2 Tenant Expense. All of Tenant’s obligations to maintain and repair shall be accomplished at Tenant’s sole expense. If Tenant refuses or neglects to repair properly as required hereunder and to the reasonable satisfaction of Landlord, Landlord may, on ten (10) days’ prior notice (except that no notice shall be required in case of emergency) enter the Premises and perform such repair and maintenance on behalf of Tenant without liability to Tenant for any loss or damage that may accrue to Tenant’s merchandise, fixtures, or other property or to Tenant’s business by reason thereof, and upon completion thereof, Tenant shall pay Landlord’s costs for making such repairs plus twenty percent (20%) for overhead, upon presentation of bill therefore, as Additional Rent. Said bill shall include interest at ten percent (10%) on said costs from the date of completion of repairs by Landlord.

6.3.3 Cleaning Service. Tenant shall provide at Tenant’s expense any janitorial services required by reason of Tenant’s use of the Premises or by reason of improvements in the Premises.

6.4 Alterations, Additions, and Improvements.

6.4.1 Procedure for Making Alterations. Tenant shall not make any alterations, additions or improvements to the Premises without Landlord’s prior written consent, except for non-structural alterations which do not affect the mechanical, electrical, heating, venting and air conditioning or plumbing systems (collectively, the “Building Systems”) and which do not exceed Five Thousand Dollars ($5,000) in cost for each alteration and which are not visible from the outside of the Building. Tenant shall give Landlord notice of all alterations, additions or improvements not requiring Landlord’s advance written consent. Landlord shall give written notification to Tenant of Landlord’s reasonable approval or disapproval of alterations, additions or improvements which affect the Building Systems or affect structural components of the Building or otherwise require consent within seven (7) working days of Landlord’s receipt of reasonably detailed plans thereof. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Subsection upon Landlord’s written request. All alterations, additions, and improvements will be accomplished in good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with marked up shop drawings, copies of all construction contracts, and proof of payment for all labor and materials. Any additions to, or alterations of, the Premises shall become at once a part of the Premises and belong to Landlord, except (i) moveable furniture and (ii) trade fixtures and items listed in Tenant’s Final Plans for the Tenant Improvements or any phase thereof which Landlord has agreed in writing, at the time of approval of such Final Plans, may be removed by Tenant at the end of the Lease Term. However, this shall not prevent the Tenant from installing trade fixtures, machinery or other trade equipment in conformance with all applicable city and county ordinances, and the same may be removed upon the termination of this Lease, provided Tenant provides a list of the trade fixtures it intends to install and remove to Landlord, Landlord has approved such list in writing, the Premises are not damaged by such removal, and Tenant shall not then be in default under the terms and conditions of this Lease.

6.4.2 Conditions to Landlord’s Approval. Any alterations, improvements, additions or utility installations in or about the Premises that Tenant shall desire to make and which requires the consent of Landlord shall be presented to Landlord in written form, with detailed plans for the proposed work. If Landlord shall give its consent thereto, the consent shall be deemed conditioned upon Tenant’s (1) acquiring a permit to do so from appropriate governmental agencies, (2) furnishing of a copy thereof to Landlord prior to the commencement of the work and (3) complying with all conditions of said permit in a prompt and expeditious manner.

6.4.3 Payment by Tenant. Tenant shall pay when due all claims for labor and material furnished to the Premises. Tenant shall give Landlord at least fifteen (15) days’ prior written notice of the commencement of any work on the Premises whether or not Landlord’s consent to such work is required. Landlord may elect to record and post notices of nonresponsibility on the Premises.

6.4.4 Freedom From Liens. Tenant shall keep the Premises, all other property therein and the Building free from any liens arising out of any work performed, material furnished or obligations incurred by Tenant, and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that Tenant shall not, within thirty (30) days following the imposition of any such lien, cause such lien to be released of record by payment or, if Tenant has a good faith dispute with regard to such lien, by posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including attorneys’ fees and costs, shall be payable to Landlord by Tenant on demand with interest at the maximum rate allowed by law.

6.5 Rules and Regulations.

6.5.1 The Tenant agrees as follows:

(1) Landlord shall arrange for a trash collection service which will provide and periodically empty trash containers placed in designated areas for use by Tenant and other tenants in the Project. Tenant shall be responsible for placing all of its garbage and trash in such trash containers.

(2) No aerial shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance, the written consent of the Landlord. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

(3) No loud speakers, televisions, phonographs, radios, or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of the Landlord.

(4) Tenant shall keep the outside areas immediately adjoining the Premises clean and free from dirt and rubbish caused by the Tenant or the Tenant’s employees, invitees, agents or guests, to the satisfaction of the Landlord and Tenant shall not place or permit any obstruction or materials in such areas. No exterior storage shall be allowed without permission in writing from Landlord.

(5) The plumbing facilities may be used in any manner consistent with all governmental rules, regulations, ordinances, and statutes, and shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose employees, agents or invitees shall have caused it.

(6) Tenant shall not burn any trash or garbage of any kind in or about the Premises, or the Project.

(7) The sidewalks, halls, passages, exits, entrances, and stairways in and about the Project shall not be obstructed by any of the Tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, stairways, balconies and roof are not for the use of the general public and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Project and its tenants, provided that nothing herein contained shall be constructed to prevent such access to persons with whom the Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. No Tenant and no employees or invitees of any Tenant shall go upon the roof of the Building except in case of an emergency or unless permitted pursuant to a Roof Access Rider in the form of Exhibit “E” executed by Tenant.

(8) Except for clean room doors, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanisms thereof without the advance written consent of Landlord. Tenant shall provide Landlord with keys to any approved Tenant installed locks or mechanisms (except those in any clean room(s)) to permit Landlord to have access at all times to the Premises. Tenant must, upon the termination of Tenant’s tenancy, restore to Landlord all keys of stores, offices and toilet rooms either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys so furnished Tenant shall pay to Landlord the cost thereof.

(9) Except with the approval of Landlord, no Tenant shall lay linoleum or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except by a paste, or other material, which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum or other similar floor covering to the floor, as well as the method of affixing carpets or rugs to the Premises, shall be subject to approval by Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant by whom, or by whose agents, clerks, employees, or visitors, the damage shall have been caused.

(10) Tenant will not install blinds, shades, awnings, or other form of inside or outside window covering, or window ventilators or similar devices without the prior written consent of Landlord.

Landlord reserves the right from time to time to reasonably amend or supplement the foregoing rules and regulations, and to adopt and promulgate additional rules and regulations applicable to the Premises, provided that any such change shall apply to all tenants in a nondiscriminatory manner and shall not materially affect Tenant’s rights under this Lease. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant and Tenant agrees to comply with all such rules and regulations upon receipt of notice to Tenant from Landlord. Landlord shall not be liable in any way to Tenant for any damage or inconvenience caused by any other tenant’s non-compliance with these rules and regulations.

6.6 Condition Upon Termination. Upon the termination of the Lease, (whether by default or otherwise) Tenant shall surrender the Premises and all Tenant Improvements including Tenant Improvements paid for by Tenant to Landlord broomclean and in the same condition as received, except ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Eight (Damage or Destruction).

6.6.1 Tenant Equipment That Remains on the Premises. In no event shall Tenant remove any of the following materials or equipment without Landlord’s prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings (not including artwork); drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment and fume hoods; fencing or security gates; or other similar Building Systems, Building operating equipment; wall sconces, wood paneling and similar decorations. Notwithstanding the foregoing, upon termination of the Lease (at expiration of the Term or for any other reason), Tenant shall offer Landlord the right to purchase the following clean room equipment: autoclave, dry heat oven, generator and storage components of the WFI System, and pure steam generator. The price of said equipment will be the residual value at the time of the purchase based upon agreement or a mutually agreed upon appraisal method. Landlord and Tenant designate the firm of Laboratory Planning and Development as the appraiser to conduct the appraisal in the event that Landlord and Tenant are unable to agree with respect to the residual value of the equipment. If Laboratory Planning and Development is not in business at the time of the appraisal, then a mutually agreed upon appraiser shall be selected. If Landlord does not elect to purchase the equipment, Tenant shall remove the equipment Landlord elects not to purchase at Tenant’s cost and restore the Premises as described in Section 6.6.2 below.

6.6.2 Removal of Tenant Equipment. All equipment which Tenant is permitted to remove pursuant to Section 6.6.1. above must be removed promptly after the termination of the Lease and Tenant shall repair, at Tenant’s expense, any damage to the Building or the Premises caused by such removal.

VII

INSURANCE AND INDEMNITY

7.1 Insurance Premiums.

7.1.1 Liability Insurance. Tenant shall, at its sole expense, maintain during the term of this Lease comprehensive general or commercial liability insurance, including contractual liability insurance covering Tenant’s indemnification of Landlord, and personal injury coverage, with limits of not less than $2,000,000 per occurrence combined single limit for bodily injury and property damage, and $2,000,000 annual aggregate for personal injury and contractual liability. Tenant’s insurance shall be written under policies issued by insurers acceptable to Landlord, shall name Landlord, its agents, servants and employees as additional insureds, and shall contain a provision that said insurance shall not be canceled without thirty (30) days written notice to Landlord. Tenant shall, upon execution of this Lease, deliver to Landlord a certificate of insurance evidencing the insurance required to be carried by Tenant and shall provide to Landlord renewal certificates of insurance no less than ten (10) days prior to the expiration date of any policy. If Tenant fails to provide proper verification of insurance, and upon receipt of Landlord’s written notice thereof, Tenant shall have ten (10) days to cure such default. Failure to cure shall be a material default under this Lease. Tenant may, at Tenant’s expense, maintain such other insurance as Tenant deems necessary to protect Tenant.

7.1.2 Hazard Insurance. During the Lease Term, Landlord shall, at Tenant’s pro rata expense as set forth below, maintain policies of insurance covering loss of or damage to the Building shell and the structural portions of the Building to the extent of at least one hundred percent (100%) of its replacement value. Tenant shall not do or permit to be done anything which invalidates any such insurance policies. Such policies shall generally be on an “all-risk” form and provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, and any other perils (except flood and earthquake, unless otherwise required by any of Landlord’s lenders) which Landlord deems necessary. In addition, Tenant shall, at Tenant’s expense, maintain an “all-risk” insurance policy in the amount of 100% of replacement value on its fixtures, equipment, personal property and building improvements (including the Tenant Improvements) and all alterations and additions to the Premises.

7.1.3 Payment of Premiums; Insurance Policies. Tenant shall pay its pro rata share of the premiums for maintaining the insurance required by Subsection 7.1.2. Tenant’s pro rata share of all such premiums shall be the same proportion as used for payment of Building Operating Costs as set forth in Subsection 1.9.3 hereof. All such amounts will be due and payable upon ten (10) days written notice.

7.1.4 Increase in Fire Insurance Premium. Tenant agrees that it will not keep, use, manufacture, assemble, sell or offer for sale in or upon the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant shall be solely responsible for and shall pay to Landlord upon demand any increase in insurance premiums that may be charged during the term of this Lease on the amount of such insurance which may be carried by Landlord on said Premises or the Building of which it is a part, resulting from the acts or omissions of the Tenant, its agents, servants or employees, or the use or occupancy of the Premises by the Tenant or from the type of materials or products stored, manufactured, assembled or sold by Tenant in the Premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant’s use of the Premises, a schedule, issued by the organization making the insurance rate on the Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate on the Premises.

7.1.5 Waiver of Subrogation. Landlord and Tenant each hereby waive any and all rights of recovery against each other and the officers, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under the insurance required to be carried by such waiving party under Subsection 7.1.2 of this Lease, or under any other policy or policies of property insurance carried by such waiving party. Each policy of insurance shall contain a provision waiving subrogation against the other party to this Lease.

7.2 Indemnification of Landlord. Tenant shall protect and indemnify Landlord and its partners, directors, officers, agents and employees (collectively, “Agents”) and save them harmless from and against any and all claims, actions, loss, damages, liability, cost and expense (including, without limitation, court costs and attorneys’ fees) in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or about the Premises, or the occupancy or use by Tenant of the Premises or any part thereof, or occasioned wholly or in part by any act of omission of Tenant, its agents, contractors, employees, servants, tenants or concessionaires. Tenant shall further indemnify, protect and hold Landlord and its Agents harmless from and against any and all claims arising from any breach or default in performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant by its agents, contractors, employees, servants, tenants or concessionaires, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in connection with such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord and/or any of its Agents by reason of any such claim, Tenant upon notice from Landlord or its Agents shall defend the same at Tenant’s expense by counsel reasonably approved in writing by Landlord or its Agents, or, at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such action or proceeding. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever except that which is caused by the failure of Landlord to observe any of the terms and conditions of this Lease. Tenant, to the full extent permitted by law, hereby waives all its claims in respect thereof against Landlord and its Agents, except any claims relating to the gross negligence or willful misconduct of Landlord or its agents or the existence of Hazardous Materials on the Premises on the Commencement Date. The provisions of this Section 7.2 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination and shall not be limited by reason of any insurance carried by Landlord, its Agents or Tenant.

7.3 Exemption of Landlord from Liability; Waiver. Landlord and its Agents shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Premises, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Premises or upon other portions of any building of which the Premises is a part, or from other sources or places; or (d) any act or omission of any other tenant of the Project except if caused by intentional misconduct or gross negligence on the part of Landlord or its Agents. Landlord and its Agents shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant except where caused by Landlord’s intentional misconduct or gross negligence. If any injury or damage occurs to Landlord or its Agents’ persons or property while on the Premises performing Landlord’s duties under this Lease and such damage or injury to person or property is not due to Tenant’s intentional misconduct or gross negligence, Tenant shall not be liable for any such damage or injury. Tenant, as a material part of the consideration to be rendered to Landlord to the full extent permitted by law, hereby waives all claims against Landlord and its Agents for the foregoing damages from any cause arising at any time.

7.4 Indemnification of Tenant. Landlord shall protect and indemnify Tenant and its partners, directors, officers, agents and employees (collectively, “Agents”) and save them harmless from and against any and all claims, actions, losses, damages, liability cost and expense (including, without limitation, court costs and attorneys’ fees) in connection with loss of life, personal injury and/or damage to property arising from or relating to Landlord’s operation of the Common Areas. The foregoing indemnification shall not apply to any claims, actions, losses, damages, liabilities, costs or expenses caused by the negligence or willful misconduct of Tenant.

7.5 Commissions. The parties mutually warrant and covenant that other than to Iliff, Thorn and Company and Compass Management and Leasing, no brokerage commissions shall be due and payable on account of this transaction, and each party shall hold the other harmless from claims for such commissions arising from the actions of such party. Landlord shall be liable for the commission of Iliff, Thorn and Company and Compass Management and Leasing.

VIII

DAMAGE OR DESTRUCTION

8.1 Partial Damage to Premises. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises or the Building. If the Premises or the Building are only partially damaged and if the proceeds received by Landlord from the insurance policies described in Subsection 7.1.2 are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible provided, however, that if Landlord cannot repair the Premises within one hundred eighty (180) days after the damage occurs, then Tenant shall have the right to terminate this Lease as of the date the damage occurred by delivering notice to Landlord within ten (10) days of Landlord’s notice of the amount of time it will take Landlord to repair the damage. If (i) Tenant fails to deliver its notice of election to terminate within such ten (10) day period or if (ii) the damage was caused in whole or in part by Tenant’s negligence, then Tenant shall have waived its right to terminate this Lease. “Partially damaged” shall mean that the damage to the Premises or Building exceeds fifty percent (50%) of the replacement value of the Building or Premises. Landlord may elect to repair any damage to Tenant’s fixtures, equipment, or improvements. If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Subsection 7.1.2, Landlord may elect either to (a) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (b) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage, whether Landlord elects to repair the damage or terminate the Lease. If the damage was due to an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate this Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Premises and the Building. Tenant shall pay the cost of such repairs, except that, upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord’s termination notice. If the damage to the Premises occurs during the last year of the Lease Term, Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds and Landlord may retain all such proceeds. In such event, Landlord shall not be obligated to repair or restore the Premises and Tenant shall have no right to continue this Lease. Landlord shall notify Tenant of its election within thirty (30) days after receipt of notice of the occurrence of the damage. If Landlord does not elect to terminate the Lease due to damage or destruction occurring during the last year of the Lease Term, and if Landlord cannot repair such damage or destruction within one hundred twenty (120) days after the occurrence thereof, then Tenant shall have the right to terminate this Lease as of the date the damage occurred by delivering written notice thereof to Landlord within ten (10) days after delivery of Landlord’s notice of election not to terminate the Lease. If Tenant fails to deliver notice of election to terminate within such ten (10) day period, Tenant shall have waived its right to terminate the Lease.

8.2 Total or Substantial Destruction. If the Premises are totally or substantially destroyed by any cause whatsoever, or if the Building is substantially destroyed (even though the Premises are not totally or substantially destroyed), this Lease shall, at the election of the Landlord, terminate as of the date the destruction occurred (the “Date of Destruction”) regardless of whether Landlord receives any insurance proceeds.

8.2.1 Rebuilding the Premises. If, in Landlord’s determination the Premises can be rebuilt within six (6) months after the Date of Destruction, Landlord may elect to rebuild the Premises at Landlord’s own expense (with all insurance proceeds being made available to the Landlord to apply against such costs), in which case, this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within twenty (20) days after the Date of Destruction. If the Date of Destruction occurs during the last year of the Lease Term, Tenant has the right to terminate the Lease within twenty (20) days of the Date of Destruction regardless of whether or not Landlord elects to rebuild the Premises. If the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

8.2.2 Availability of Rentable Area. If, at the Date of Destruction, other available rentable area exists within the Project that, in the reasonable opinion of Landlord, would be suitable and appropriate for Tenant’s use, Landlord shall notify Tenant of such availability within ten (10) days of the Date of Destruction. Tenant shall deliver written acceptance to Landlord within five (5) days of such notification if Tenant elects to relocate to such rentable area. Tenant’s relocation to such available rentable area shall be under the same terms and conditions of this Lease. If, in the reasonable opinion of Landlord, other suitable rentable area is not available upon the Date of Destruction, Landlord shall have no obligation to rent alternative space to Tenant.

8.3 Uninsured Casualty. In the event the Premises or the Building are fully or partially destroyed by any casualty not covered under the fire and extended coverage insurance carried by Landlord or Tenant, then Landlord may elect to terminate this Lease. In the event of such termination the rights and obligations of the parties hereunder shall cease. If the Landlord does not elect to so terminate, then the Landlord shall promptly commence repairing such damage at the Landlord’s cost and expense.

8.4 Landlord’s Obligations. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any restoration or replacement of any panelings, decorations, partitions, railings, floor coverings, office fixtures or any other improvements or property installed in the Premises. Tenant shall be required to restore or replace the same in the event of damage. Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration, nor shall Tenant have the right to terminate this Lease as the result of any statutory provision now or hereafter in effect pertaining to the damage and destruction of the Premises, except where due to Landlord’s intentional misconduct or gross negligence.

8.5 Temporary Reduction of Rent. If the Premises are made untenantable in whole or in part by fire or by other casualty insured against by policies of insurance carried by the Landlord, any rent payable as Basic Monthly Rent or Additional Rent shall be reduced in proportion to the part of the Premises which is unusable by the Tenant, until repairs can be made or the Lease terminated as provided herein. Except for such reduction in Rent, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord, as a result of any damage, destruction, repair or restoration of or to the Premises.

8.6 Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of damage or destruction of the Premises (including but not limited to California Civil Code Sections 1932(2) and 1933(4)). Tenant agrees that the provisions of this Article Eight shall govern the rights and obligations of Landlord and Tenant in the event of any damage or destruction of the Premises.

IX

EMINENT DOMAIN

9.1 Total Condemnation. If the whole of the Premises is acquired or condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or quasi-public use or purpose (“condemned”), then the Lease Term shall terminate as of the date of title vesting in such proceeding and the Rent shall be adjusted to the date of termination. Tenant shall immediately notify Landlord of any such occurrence.

9.2 Partial Condemnation. If any part of the Premises is condemned, and such partial condemnation renders the Premises unusable for the business of the Tenant, then the term of this Lease shall terminate as of the date of title vesting in such proceeding and Rent shall be adjusted to the date of termination. If such condemnation is not extensive enough to render the Premises unusable for the business of Tenant, then Landlord shall promptly restore the Premises to a condition comparable to its condition immediately prior to such condemnation less the portion thereof lost in such condemnation, using proceeds recovered by Landlord. In such event this Lease shall continue in full force and effect, except that after the date of such title vesting the Basic Monthly Rent shall be reduced as reasonably determined by Landlord. Tenant waives the provisions of Code of Civil Procedure Section 1265.130 allowing Tenant to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

9.3 Landlord’s Award. If the Premises are wholly or partially condemned, then, subject to the provisions of Section 9.4 below, Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any right or claim in any part thereof from the Landlord or the condemning authority.

9.4 Tenant’s Award. Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant’s own right on account of any and all costs or loss (including loss of business) to which Tenant might be put in removing Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment to a new location provided that Tenant’s award shall in no event reduce the amount of the award paid to Landlord.

9.5 Temporary Condemnation. If the whole or any part of the Premises shall be condemned for any temporary public or quasi-public use or purpose, this Lease shall remain in effect and Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the term. If a temporary condemnation remains in force at the expiration or earlier termination of this Lease, Tenant shall pay to Landlord a sum equal to the reasonable cost of performing any obligations required of Tenant by this Lease with respect to the surrender of the Premises, including, without limitation, repairs and maintenance required, and upon such payment Tenant shall be excused from any such obligations.

9.6 Notice and Execution. Landlord shall within ten (10) days of service of process in connection with any condemnation or potential condemnation, give Tenant notice in writing thereof. Tenant shall immediately execute and deliver to the Landlord all instruments that may be required to effect the provisions of this Article.

X

ASSIGNMENT AND SUBLETTING

10.1 Landlord’s Consent Required. Except for a transfer by Tenant to a wholly-owned subsidiary of Tenant (“Permitted Transfer”), no portion of the Premises, or of Tenant’s interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord’s prior written consent. Except for a Permitted Transfer, any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, (i) any cumulative transfer of more than twenty percent (20%) of the partnership interests, or (ii) the admission of a new general partner, or (iii) the transfer of any interest of any general partner in the partnership shall require Landlord’s consent. If Tenant is a corporation, any change in a controlling interest of the voting stock of the corporation shall require Landlord’s consent if such change results in a material adverse change to Tenant’s financial condition or prospective ability to perform under this Lease.

10.2 No Release of Tenant. No transfer permitted by this Article Ten, whether with or without Landlord’s consent, shall release Tenant or change Tenant’s primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord’s acceptance of rent from any other person is not a waiver of any provision of this Article Ten. Consent to one transfer is not a consent to any subsequent transfer. If Tenant’s transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant’s transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant’s liability under this Lease.

10.3 Landlord’s Election. Tenant’s request for consent to any transfer described in Section 10.1 above shall be accompanied by a written statement setting forth the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and rent and security deposit payable under any assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right (a) to withhold consent, if reasonable; or (b) to grant consent. Tenant acknowledges that Landlord is not required to grant consent to a transfer if the transferee does not have a financial strength at least equal to that of Tenant at the date of this Lease.

10.4 Transfer Rent Adjustment. In the event that Tenant shall make a transfer with respect to any portion of the Premises which transfer is approved by Landlord as described in this Article Ten, Tenant shall pay to Landlord (i) monthly, as Additional Rent, fifty percent (50%) of the profit payable by such transferee to Tenant pursuant to the terms of the assignment or sublease, and (ii) fifty percent (50%) of the dollar amount of the funds or property other than basic annual or monthly rent or any additional rent which is transferred from such transferee to Tenant as initial consideration for the transfer. As used herein, “profit” shall mean the difference between all rent and other amounts paid or payable by the transferee to Tenant pursuant to the terms of the assignment or sublease (deducting reasonable subleasing costs including but not limited to the cost of improving any subleased space paid by Tenant, and commissions paid to third parties) and the Basic Monthly Rent and Additional Rent payable by Tenant to Landlord under the Lease for the portion of the Premises subject to the transfer. The dollar amount due pursuant to (ii) above shall be due and payable by Tenant to Landlord at the same time that the first installment of Basic Monthly Rent after the transfer occurs is due.

10.5 No Merger. No merger shall result from Tenant’s sublease of the Premises under this Article Ten, Tenant’s surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord thereunder.

10.6 Involuntary Transfers. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. §101 et seq. (the “Bankruptcy Code”), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be the exclusive property of

Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord under the preceding sentence shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

XI

DEFAULTS; REMEDIES

11.1 Covenants and Conditions. Time is of the essence in the performance of all covenants and conditions by both Landlord and Tenant.

11.2 Default by Tenant. Tenant shall be in material default under this Lease:

11.2.1 Vacation or Abandonment. If Tenant abandons or vacates the Premises or if such abandonment or vacating of the Premises results in the cancellation of any insurance described in Article Seven; or

11.2.2 Failure to Pay. If Tenant fails to pay rent or any other charge required to be paid by Tenant, as and when due, and Tenant has received written notice from Landlord as to such failure to pay and does not cure such default within three (3) days. Such notice shall satisfy, and not be in addition to, the notice requirement in Section 791 of the California Civil Code; or

11.2.3 Failure to Perform. If Tenant fails to perform any of Tenant’s non-monetary obligations under this Lease for a period of fifteen (15) days after written notice from Landlord; provided that if more time is required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the fifteen (15) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant’s failure to perform constitutes a non-curable breach of this Lease. The notice required by this Subsection is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

11.2.4 Other Defaults. (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this Subsection 11.2.4 is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant’s interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the rent (or any other consideration) paid in connection with such assignment or sublease and the rent payable by Tenant hereunder.

11.2.5 Cross-Default. If Tenant is in default of the Building 5 Lease (as defined in Section 2.5 above).

11.2.6 Failure to Pay Tenant Improvement Costs. If Tenant fails to pay Tenant’s share of Tenant Improvement Costs within the time period set forth in the Tenant Improvements Rider.

11.3 Default by Landlord. Landlord shall be in material default under this Lease if Landlord fails to perform any of Landlord’s material non-monetary obligations under this Lease for a period of fifteen (15) days after written notice from Tenant; provided that if more time is required to complete such performance, Landlord shall not be in default if Landlord commences such performance within the fifteen (15) day period and thereafter diligently pursues its completion. However, Tenant shall not be required to give such notice if Landlord’s failure to perform constitutes a non-curable breach of this Lease. The notice required by this Subsection is intended to satisfy any and all notice requirements imposed by law on Tenant and is not in addition to any such requirement.

11.4 Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

11.4.1 Termination of Possession. Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall have the immediate right to re-enter and remove all persons and property and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby; and Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including (i) the worth at the time of the award of all Basic Monthly Rent, Additional Rent and other charges which were earned or were payable at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Basic Monthly Rent, Additional Rent and other charges which would have been earned or were payable after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Basic Monthly Rent, Additional Rent and other charges which would have been payable for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Landlord in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation or alteration of the Premises, Landlord’s reasonable attorneys’ fees incurred in connection therewith, and any real estate commissions or other such fees paid or payable. As used in subparts (i) and (ii) above, the “worth at the time of the award” is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the “worth at the time of the award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant shall have abandoned the Premises, Landlord shall have the option of (i) retaking possession of the Premises and recovering from Tenant the amount specified in this Subsection 11.4.1, or (ii) proceeding under Subsection 11.4.2.

11.4.2 Maintenance of Possession. Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

11.4.3 Letter of Credit. Without curing any default, make a draw upon the Letter of Credit.

11.4.4 Other Remedies. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises is located.

11.5 The Right to Relet the Premises. Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the property, and relet said property or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable; upon each such reletting all rentals received by the Landlord from such reletting shall be applied, first, to the repayment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys’ fees and of costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said property by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

11.6 Waiver of Rights of Redemption. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants or conditions of this Lease, or otherwise.

11.7 Cumulative Remedies. Landlord’s exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

11.8 No Waiver. No failure by Landlord to insist upon the strict performance of any term hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. Efforts by Landlord to mitigate the damages caused by Tenant’s breach of this Lease shall not be construed to be a waiver of Landlord’s right to recover damages under this Section 11.8. Nothing in this Section 11.8 affects the right of Landlord to indemnification by Tenant in accordance with Section 7.2 for liability arising prior to the termination of this Lease for personal injuries or property damage.

XII

ESTOPPEL CERTIFICATE, ATTORNMENT AND SUBORDINATION

12.1 Subordination.

12.1.1 Landlord’s Election. Landlord shall have the right to require Tenant to subordinate this Lease to any other ground lease, deed of trust or mortgage encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded if the ground lessee, deed of trust beneficiary or mortgagee agrees that Tenant’s right to quiet possession of the Premises during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant’s obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground sublease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground sublease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground sublease, deed of trust or mortgage or the date of recording thereof.

12.1.2 Execution of Documents. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any ground sublease, mortgage or deed of trust, as the case may be, and failing to do so within ten (10) business days after written demand, does hereby make, constitute and irrevocably appoint Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead, to do so.

12.2 Attornment. If Landlord’s interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.

12.3 Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or Lease to do so. If Tenant fails to do so within ten (10) business days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

12.4 Estoppel Certificates.

12.4.1 Landlord’s Request. Upon Landlord’s written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying if true (or if not, stating why): (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Basic Monthly Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other reasonable statements as may be required by Landlord or any prospective purchasers or encumbrancers including, if required, a specific description of the use being made of the Premises. Tenant shall deliver such statement to Landlord within ten (10) business days after Landlord’s request. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

12.4.2 Failure to Deliver. If Tenant does not deliver such statement to Landlord within such ten (10) business day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month’s Basic Monthly Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

12.5 Tenant’s Financial Condition. Within ten (10) business days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender or proposed purchaser of the Premises designated by Landlord any financial statements required by such lender to facilitate the sale, financing or refinancing of the Premises. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth herein.

XIII

LIABILITY

13.1 Landlord’s Liability.

13.1.1 Landlord. As used in this Lease, the term “Landlord” means only the current owner or owners of the Project at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease.

13.1.2 Written Notice. Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Premises whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within fifteen (15) days after receipt of Tenant’s notice. However, if such non-performance reasonably requires more than fifteen (15) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

13.1.3 Liability. Tenant, as a material part of the consideration to be rendered to Landlord, hereby covenants and agrees that, if any actual or alleged failure, breach or default by Landlord occurs: (i) the sole and exclusive remedy of Tenant shall be against Landlord’s interest in the Project; (ii) no Agent of Landlord shall be sued or named as a party in any action or suit (except as may be necessary to secure jurisdiction of Landlord); (iii) no service of process shall be made against any Agent of Landlord (except as may be necessary to secure jurisdiction of Landlord); (iv) no judgment shall be taken against any Agent of Landlord; (v) no writ of execution shall be levied against the assets of any Agent of Landlord; (vi) the obligations of Landlord under this Lease do not constitute personal obligations of the Agents of Landlord or any party executing this Lease on behalf of Landlord, and Tenant shall not seek recourse against the Agents or signatories of Landlord or any of their personal assets for satisfaction of any liability with respect to this Lease; and (vii) the covenants and Leases contained in this Paragraph are enforceable by both Landlord, each of its Agents and each signatory. Officers and/or directors of Tenant shall not be subject to personal liability for any acts undertaken on behalf of Tenant unless such acts are ultra vires.

13.2 Tenant’s Liability. Notwithstanding anything to the contrary contained herein, the officers and/or directors of Tenant shall not be personally liable for Tenant’s obligations under this Lease and shall not be sued or named as a party in any suit or action related to Tenant’s obligations under this Lease (except as may be necessary to secure jurisdiction of Tenant).

XIV

LEGAL COSTS

14.1 Legal Proceedings.

14.1.1 Costs. Tenant shall reimburse Landlord, upon demand, for any costs or expenses incurred by Landlord in connection with any breach or default of Tenant under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs. Such attorneys’ fees and costs shall be paid by the losing party in such action.

14.1.2 Indemnification. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability incurred by Landlord if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant, or by any third party against Tenant (except if the claim against Tenant arises solely out of acts of Landlord), or by or against any person holding any interest under or using the Premises by license of or lease with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such claim or action. Notwithstanding anything to the contrary contained in this Section 14.1.2, the foregoing indemnity shall not apply to any cost, expenses, demands or liabilities incurred by Landlord in connection with an action or proceeding between Landlord and Tenant in which Tenant is the prevailing party.

14.2 Landlord’s Consent. Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection with Tenant’s request for Landlord’s consent under Article Ten (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent.

XV

MISCELLANEOUS PROVISIONS

15.1 Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

15.2 Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Premises with Tenant’s expressed or implied permission.

15.3 Incorporation of Prior Leases; Modifications. This Lease is the only Lease between the parties pertaining to the lease of the Premises and no other Leases are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

15.4 Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.3 above, except that upon Tenant’s taking possession of the Premises, the Premises shall be Tenant’s address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.2 above. All notices shall be effective upon personal delivery or two (2) days after deposit in the U.S. Mail, certified. Either party may change its notice address upon written notice to the other party.

15.5 Waivers. All waivers must be in writing and signed by the waiving party. Landlord’s failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

15.6 No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, Landlord may require that a “Short Form” memorandum of this Lease be executed by both parties and recorded.

15.7 Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Premises are located shall govern this Lease.

15.8 Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Upon execution of this Lease, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person signing this Lease for Tenant represents and warrants that he is a general partner of the partnership, that he has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner’s withdrawal or addition. Within five (5) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant’s recorded statement of partnership or certificate of limited partnership.

15.9 Force Majeure. If Landlord cannot perform any of its respective obligations due to events beyond Landlord’s control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. If Tenant cannot perform any of its non-monetary obligations due to events beyond Tenant’s control, the time provided for performing such obligations shall be extended for a period of time equal to the duration of such events, provided that Tenant gives notice of the occurrence of such event within ten (10) days of the date upon which Tenant has or reasonably should have had notice of such event. Events beyond a party’s control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

15.10 No Option. The submission of this Lease for examination does not constitute a reservation of or option to lease the Premises and this Lease becomes effective only upon execution and delivery thereof by Landlord and Tenant.

15.11 Standards of Measurement. Any reference in this Lease to “usable square feet” shall mean and refer to the standards for measurement promulgated by the Building Office Management Association (“BOMA”).

15.12 Time of the Essence. Time is of the essence in each and every term and provision in this Lease.

LANDLORD:

EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation

By:	/s/ Constantino Argimon
	Its:	Constantino Argimon
Investment Officer

Signed on         , 1993

at                             .

TENANT:

DEPOTECH CORPORATION, a California corporation

By:	/s/ Edward L. E[illegible]
	Its:	President & CEO

By:
Its:

Signed on 8/17 , 1993

at La Jolla, CA

BLDG. #4
BLDG. #3
BLDG. #5
BLDG. #6
NORTH TORREY PINES ROAD
CALLAN ROAD

EXHIBIT "B"

EXHIBIT “C”

TENANT IMPROVEMENTS RIDER

Simultaneously with the execution of this Tenant Improvements Rider (“Agreement”), the parties hereto, EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation, as “Landlord,” and DEPOTECH CORPORATION, a California corporation as “Tenant,” are entering into that certain Torrey Pines Science Park Industrial Real Estate Triple Net Lease (hereinafter called the “Lease”) to which this Tenant Improvements Rider is attached. The purpose of this Agreement is to delineate the responsibilities of Landlord and Tenant with respect to the design and construction of the Premises and the Tenant Improvements (as defined herein). Landlord and Tenant intend by this Agreement that Tenant shall be permitted freedom in the interior design and layout of the Premises, consistent with all applicable laws, ordinances and regulations, and consistent with the design, construction and equipment of the Building and with sound architecture and construction practice in comparable buildings. This Agreement is a part of the Lease, and shall be subject to all of its terms and conditions, including all definitions contained therein.

1. Premises “As Is”

Tenant acknowledges that it has inspected the Premises and it will be taking the Premises in its “as is” condition as it exists on the date of execution of the Lease.

2. Landlord’s Work.

Landlord will provide, at its expense, and not as part of the Tenant Improvement Allowance set forth below, (i) 2,000 amp, 480 volt, 3 phase electrical power stubbed to the Building core area to be determined by Landlord and (ii) relocation of the existing electrical panels outside of Tenant’s Premises.

3. Tenant Improvements; Demolition.

All work to be performed pursuant to the Final Plans described in Section 4.2 below shall be referred to as the “Tenant Improvements.” The Tenant Improvements shall be completed by Tenant at Tenant’s sole cost and expense, subject to Landlord’s obligation to pay the Tenant Improvements Allowance described in Section 5 in accordance with the terms and conditions of this Agreement and the Final Plans. Tenant shall restore the Premises to condition ready to receive the Tenant Improvements, and the expense of such work (“Demolition Cost”) shall be included in the Tenant Improvements Allowance. Landlord and Tenant acknowledge that Landlord commenced demolition work in a portion of the Premises prior to the date of this Lease. The cost of the demolition work performed by Landlord, not to exceed $2,500.00 will be included in the Demolition Cost. The Tenant Improvements in the Premises shall include the improvements shown on the Final Plans.

4. Tenant’s Plans.

4.1 Preliminary Plans. Tenant shall contract with an architect reasonably approved by Landlord (the “Architect”) for preparation of the space planning, architectural and engineering drawings, and plans and specifications for the Tenant Improvements. Tenant shall cause the Architect to develop general space plans showing Tenant’s proposed layout for the Premises, including the location of structural floor penetrations, the location and extent of floor loading in excess of Building capacity, and air conditioning requirements, (“Preliminary Plans”). Tenant shall deliver the Preliminary Plans, designated as “Preliminary Plans” and initialed by Tenant, to Landlord for Landlord’s approval. Within three (3) business days after delivery of the Preliminary Plans, Landlord shall deliver notice of approval or reasonable disapproval of the Preliminary Plans. If Landlord disapproves of such Preliminary Plans, Landlord shall specify the reasons for its disapproval and the parties shall meet within two (2) business days of delivery of notice of Landlord’s disapproval to reach agreement on the Preliminary Plans.

4.2 Final Plans. Tenant shall submit to Landlord for its review and approval complete detailed working drawings and specifications for the Tenant Improvements prepared or caused to be prepared by the Architect including partitions, doors, electrical and telephone outlets, light fixture locations, wall finishes, cabinet and other carpentry work, floor and ceiling coverings and any other requirements of Tenant with respect to the improvement of the Premises (“Final Plans”). The Final Plans shall be designated as “Final Plans” and initialed by Tenant. The Preliminary Plans and Final Plans are sometimes collectively referred to herein as “Tenant’s Plans.” Landlord acknowledges that Tenant shall phase the construction of the Tenant Improvements (in two phases only, one for the Phase I Premises and one for the Phase II Premises) and that Tenant shall submit Final Plans for each phase. Landlord shall approve or reasonably disapprove the Final Plans within five (5) business days following submission by Tenant.

4.3 General Contractor. Tenant will enter into a contract with Rudolph and Sletten (the “Contractor”) as the general contractor for the construction of the Tenant Improvements. Tenant shall promptly provide Landlord with a copy of the construction contract upon its execution.

5. Tenant Improvements Allowance.

5.1 Tenant Improvements Costs and Allowance. Landlord and Tenant reasonably anticipate that the total costs for the Tenant Improvements and Demolition Cost will not exceed $105.00 per square foot of Usable Area. Landlord shall provide Tenant up to Seventy Dollars ($70.00) per square foot of Usable Area within each

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of Phase I and Phase II of the Premises (“Tenant Improvements Allowance”) for Tenant Improvements including, but not limited to, fees payable to the Contractor and all costs and expenses incurred by Tenant in planning, preparing, constructing and installing Tenant Improvements, including permits, fees and utility meters, and fees and costs paid to the Architect (collectively “Tenant Improvements Costs”). Tenant shall pay any excess Tenant Improvements Costs over the Tenant Improvements Allowance. The parties will share the costs of the Tenant Improvements and pay the costs as described in Paragraphs 5.2 and 5.3 below.

5.2 Payment of Tenant Improvement Costs.

5.2.1 Invoices and Lien Releases. Each month Tenant shall deliver invoices which Tenant has approved for payment to Landlord, including signed lien releases. Landlord shall make payments for the Tenant Improvements Costs on a monthly basis based upon the invoices and supporting documentation presented to Landlord, including signed lien releases for the demolition and Tenant Improvements installed. Landlord shall hold back a ten percent (10%) retention until all of the work which is the subject of the construction contract is complete and the punch list items are complete to Landlord’s and Tenant’s reasonable satisfaction.

5.2.2 Tenant Payments. Tenant shall pay to Landlord monthly fifty percent (50%) of the total amount of Tenant Improvements Costs invoices approved by Tenant for payment for such month until such time as Tenant has paid a total of Thirty-Five Dollars ($35.00) per square foot. Tenant shall have no further obligation to make payments for Tenant Improvements Costs unless and until the total amount of Tenant Improvements Costs invoices approved by Landlord for payment exceed One Hundred Five Dollars ($105.00) per square foot. In such event, Tenant shall pay Landlord monthly one hundred percent (100%) of the total amount of Tenant Improvements Costs invoices approved by Tenant for payment for such month after the total Tenant Improvements Costs exceed One Hundred Five Dollars ($105.00) per square foot. Each month, Landlord shall deliver to Tenant a copy of Landlord’s check evidencing payment to the Contractor, together with a statement from Landlord setting forth the amount of such invoices which is due from Tenant. Landlord may deliver such documents to Tenant by telecopy. Tenant shall pay to Landlord the amount shown on Landlord’s statement not later than the tenth (10th) business day following Tenant’s receipt of the statement. Statements sent by telecopy shall be deemed to be received on the date upon which such statements are sent to Tenant.

5.2.3 Default in Tenant Payments. Tenant’s failure to pay to Landlord the amounts shown on Landlord’s statements within ten (10) business days following the Tenant’s receipt of such statements shall be a material default under the Lease. (For purposes of calculation of the 10 business days, a check sent by mail which is postmarked within 10 business days following Tenant’s receipt of the statement shall be deemed to be timely). Upon such

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default, and without further notice to Tenant, Landlord shall have the right, but not the obligation, to pursue any or all of the following remedies: (i) to discontinue making any further disbursements for Tenant Improvements and to order the Contractor to stop construction upon the Premises, (ii) to draw upon the Letter of Credit, (iii) to impose a late charge equal to ten percent (10%) of the statement amount and charge interest on the invoice amount at the rate set forth in Section 4.6 of the Lease, or (iv) to pursue any of Landlord’s remedies set forth in the Lease. In the event that Landlord orders the Contractor to stop construction on the Premises, Tenant shall be responsible to the Contractor for the payment of termination damages and other amounts required to be paid to the Contractor as the result of stoppage of construction (which amount shall not be included in the Tenant Improvements Allowance) in addition to other damages payable by Tenant to Landlord as the result of Tenant’s breach.

5.2.4 Reconciliation to Actual Costs. When the Tenant Improvements are installed and the Punch List Items are complete, Landlord will determine the final Tenant Improvements Costs. If the final Tenant Improvements Costs are less than One Hundred Five Dollars per square foot of Usable Area within the Premises, then Landlord shall repay to Tenant the amount which exceeds 33 1/3% of the final Tenant Improvements Costs within thirty (30) days after Landlord’s determination of the final Tenant Improvements Costs. This process of reconciliation shall be followed separately for each phase of construction.

6. Changes or Additions to Tenant’s Final Plans.

Tenant shall notify Landlord of any changes in writing required by any governmental department and any material changes and variations in construction of the Tenant Improvements and/or the Premises and Landlord shall have the opportunity to review such changes. Landlord and Tenant will meet on at least a weekly basis to discuss the progress and planning of the Tenant Improvements. Tenant shall inform Landlord of any changes to the construction plans it requests. If any changes are required by Tenant, or by any governmental body or other entity requiring approval of the Tenant Plans or construction, the cost of such change or changes shall be estimated and paid pursuant to Paragraphs 5.2 and 5.3 above. Any expenses arising from a change in configuration or substitution of materials required by a governmental agency because the Tenant Plans fail to conform to applicable governmental codes, shall be at Tenant’s expense. If any changes are required either during construction or after construction is completed in order to meet code requirements or because the necessary permits required by any governmental body, or any other entity were not secured, Tenant shall, at its sole cost and expense, make such changes upon notice from the appropriate authority.

Whenever possible, disputed issues shall be resolved by prompt communication on both sides with the persons directly responsible for resolving disputes.

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No materials may be substituted by Tenant in the Premises without express written approval of Landlord. Landlord’s employees shall have the right to participate in all meetings involved in the construction of the Premises.

7. Construction.

7.1 Following execution of the construction contract with the Contractor, Tenant shall cause the Contractor to file with the appropriate departments of all governmental authorities with jurisdiction over the Building the Final Plans and such other information and materials as may be required by such governmental authorities for their approval of the Tenant Improvements. Upon receipt of all necessary governmental approvals for the construction of the Tenant Improvements, Tenant shall cause the Contractor to commence and diligently proceed with the construction of the Tenant Improvements in accordance with the Final Plans.

7.2 As used in the Lease and this Agreement, the terms “Substantial Completion” or “Substantially Complete” (or any other variant of such terms) with respect to the Tenant Improvements shall mean that (i) Tenant has procured a temporary or final certificate of occupancy for such work, and (ii) such work has been performed substantially in accordance with the provisions of any agreement, including this Agreement, entered into by Landlord and Tenant with respect to such work, except for finishing details of construction, decoration, mechanical and other adjustments and other items of the type commonly found on an architectural punch-list, none of which materially interfere with Tenant’s use or occupancy of the Premises for normal business operations. Evidence of Substantial Completion of such work shall be the delivery to Landlord and Tenant of counterpart copies of a certificate to that effect signed by the Contractor.

7.3 If at any time prior to the issuance of a certificate of occupancy or similar entitlement for use of the Premises, Landlord shall determine that the Premises are not being constructed substantially in accordance with the Final Plans, notice in writing shall be given to Tenant specifying in detail the particular deficiency, omission, or other manner in which construction has not been substantially completed in accordance with the Final Plans. Upon receipt of any such notice, Tenant shall take steps forthwith necessary to correct any deficiencies, omissions or defects.

Landlord shall have a “walk-through” with Tenant upon completion of the Tenant Improvements in the Premises in order to ascertain if such Tenant Improvements comply with the Final Plans and this Agreement. In the event Landlord determines that the Tenant Improvements do not comply with the Final Plans, then a “punch-list” will be prepared by Landlord indicating such deviations and Tenant shall correct those items not in compliance with the Final Plans. In the event Tenant and Landlord cannot

5

agree upon whether or not the items in the punch-list reflect a noncompliance with the Final Plans, then the compliance or noncompliance of the Final Plans shall be determined by a neutral arbitrator who shall be an architect in accordance with the commercial rules of the American Arbitration Association.

Tenant will complete (“Final Completion” or “Finally Complete”) the finishing details of construction and the punch-list items for the Tenant Improvements and Approved Fixtures according to the Final Plans within thirty (30) days after Substantial Completion.

8. No Liability of Landlord.

Tenant agrees that Landlord shall not be liable to Tenant or any third party for any claim, demand, cause of action, damage, liability or defect (collectively, “Claim”) in any way connected with the Tenant Improvements or Landlord’s approvals of the Tenant Plans as described in this Tenant Improvement Rider. Tenant shall be solely responsible for any Claim(s) arising out of the design, construction, operation or maintenance of the Tenant Improvements. Tenant shall defend, indemnify and hold Landlord harmless from any Claims in any way arising out of or relating to the design, manufacture, construction, approval, installation, operation, or maintenance of the Tenant Improvements.

9. Interior Decoration.

Any interior decorating services required by Tenant shall be at Tenant’s sole cost and expense.

This Agreement shall be effective as of the Date of Lease set forth at Section 1.1 of the Lease.

LANDLORD:

EQUITABLE LIFE ASSURANCE SOCIETY, OF THE UNITED STATES, a New York corporation

By:	/s/ Constantino Argimon
Its:	Constantino Argimon
Investment Officer

TENANT:

DEPOTECH CORPORATION, a California corporation

By:	/s/ Edward L. E[illegible]
Its:	President & CEO

By:
Its:

6

EXHIBIT “D”

USABLE SQUARE FOOTAGE MEASUREMENTS

Usable Area of space within the Phase I Premises is             square feet.

Initials of parties indicating approval of square footage
Date:

Usable Area of space within the Phase II Premises is             square feet.

Initials of parties indicating approval of square footage
Date:

EXHIBIT E

ROOF ACCESS RIDER

This Roof Access Rider is entered into between Equitable Life Assurance Society of the United States, a New York corporation, as Landlord and Depotech Corporation, a California corporation as Tenant, and is Exhibit “E” to that certain Torrey Pines Science Park Industrial Real Estate Lease between Landlord and Tenant dated August 6, 1993 (hereinafter called the “Lease”).

Tenant has requested access to the roof of building number 6, located at 11011 North Torrey Pines Road, and/or another building in the Project which will be agreed upon by Landlord and Tenant, in order to monitor the air handling and exhaust equipment and other special items on the roof servicing its Premises. Although tenants at Torrey Pines Science Park are not given roof access per a management policy, Landlord shall hereby grant said Tenant keys and access to the roof under the following terms and conditions:

1. Tenant’s access to the roof is not exclusive, and Landlord shall also have full access to the roof at all times.

2. In establishing the benefit of being allowed access to the roof, Tenant and Tenant’s successors (including assignees and subtenants) hereby agree to fully indemnify, hold harmless and defend, in any proceedings, Landlord and Landlord’s agents, personnel, officers, assigns, affiliates, subsidiaries, directors and all others from any and all actions, lawsuits, causes of action, or claims of any nature brought by any person or entity which in any way results from, arises out of, or relates to injuries or damages to persons or property, including interference with other equipment, as a result of Tenant installing equipment and/or being given access to the roof on building number 6 or any other building unless such damage or injury is due to the sole negligence or willful misconduct of Landlord. Furthermore, Tenant agrees to be responsible for any and all damages to the roof and roofing system, equipment, any other tenant’s property or equipment and other items that may be on the roof that become damaged as a result of Tenant’s access to the building roof. This provision is to be interpreted in its broadest sense and the above specific terms are by example, and not intended to limit this agreement to only the specific references.

3. The above indemnification and hold harmless agreement is in addition to, and not in lieu of, the indemnification and waiver of claims sections contained in the Lease. Furthermore, Tenant agrees that its insurance obligations, as specified in the Lease, shall also be applicable to any and all activities related to or resulting from access to the roof. Those paragraphs are hereby incorporated by reference into this agreement.

4. Tenant agrees not to interfere with or cause interference with any other tenants’ equipment, communications or otherwise. It should be Tenant’s sole responsibility to monitor and correct any interference caused by Tenant’s equipment with any other equipment on the Project.

5. The granting of access to the roof by Landlord to the Tenant shall not allow the Tenant to engage in any additional activities on the roof other than as specifically stated in the Lease, and all the other terms and provisions of the Lease limiting Tenant’s activities on the roof and Landlord’s rights to control the roof shall be applicable.

TENANT:

DEPOTECH CORPORATION,

a California corporation

Accepted and approved by:

Name:	/s/ Edward L. E[illegible]
Title:	President & CEO
Date:	8/17/93

LANDLORD:

EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York

corporation

Accepted and approved by:

Name:	/s/ Constantino Argimon
Title:	Constantino Argimon
Investment Officer
Date:

EXHIBIT “F”

FORM OF LETTER OF CREDIT

EQUITABLE LIFE ASSURANCE SOCIETY

OF THE UNITED STATES

C/O COMPASS MANAGEMENT AND LEASING, INC.

11011 NORTH TORREY PINES ROAD #200

LA JOLLA, CALIFORNIA 92037

To Whom It May Concern:

By order and for the account of DepoTech Corporation 11025 North Torrey Pines Road, Suite 200, La Jolla, California 92037, we hereby open in your favor our Irrevocable Letter of Credit No.             for an aggregate amount of Three Hundred Fifty Thousand and NO/100 (USD 350,000.00) effective immediately and expiring at Citibank, N.A., One Court Square, Letter of Credit Dept., 23rd Floor, Long Island City, New York, NY 11120 at the close of business             , 1993.

Funds are available against your sight draft(s) drawn on us, mentioning our Letter of Credit No.             dated             , 1993, accompanied by your signed written statement reading as follows:

“The applicant of the Credit has failed to comply with the terms and conditions of a contract described as a Lease between DepoTech Corporation and Equitable Life Assurance Society of the United States dated 8-17-93.”

We hereby engage with the beneficiary that draft(s) drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon proper presentation to: Citibank, N.A., One Court Square, 23rd Floor, L/C Dept., L.I.C., New York 11120.

Unless otherwise stated, this Credit is subject to the Uniform Customs and Practice for Documentary Credits (1983 Revision) of the International Chamber of Commerce Publication No. 400.

Very truly yours, Citibank, N.A.

Authorized Signature

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (“First Amendment”) is made and entered into as of the 1st day of November, 1995 by and between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation (“Landlord”) and DEPOTECH CORPORATION, a California corporation (“Tenant”).

R E C I T A L S :

A. Landlord and Tenant entered into that certain Industrial Real Estate Triple Net Lease dated as of August 17, 1993 (“Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain premises located on the first (1st) floor within that certain building known as Building No. 6 and located at 11011 North Torrey Pines Road, La Jolla, California 92037 (“Building”).

B. Tenant wishes to occupy certain portions of the “Phase II Premises” (as that term is defined in the Lease) in stages and the parties otherwise wish to modify the Lease as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this First Amendment.

2. Square Footage. The parties acknowledge that, notwithstanding anything to the contrary contained in the Lease, (i) the Phase I Premises consists of a total often thousand eight hundred seventy-three (10,873) square feet of Rentable Area and ten thousand (10,000) square feet of Usable area, (ii) the Phase II Premises consists of a total often thousand eight hundred seventy-three (10,873) square feet of Rentable Area and ten thousand (10,000) square feet of Usable Area and (iii) the Phase II Premises has been divided into three (3) separate areas as shown on the floor plan attached hereto as Exhibit “A” and made a part hereof. One (1) such area of the Phase II Premises consists of three thousand two hundred thirty-eight (3,238) square feet of Rentable Area (the “Office Space”) as shown on Exhibit “A,” one (1) such area consists of three thousand two (3,002) square feet of Rentable Area (the “Lab Space”) as shown on Exhibit “A” and the remaining portion of the Phase II Premises consists of four thousand six hundred thirty-three (4,633) square feet of Rentable Area (the “Future Space”) as shown on Exhibit “A.” Notwithstanding anything to the contrary contained in the Lease, the Premises leased by Tenant shall not include that certain space located on the first (1st) floor of the Building and identified as the “Retained Space” on Exhibit “A” and Landlord shall be entitled to lease the Retained Space to third parties.

TORREY PINE SCIENCE PARK

[DEPOTECH]

3. Phase II Premises Commencement Dates. Notwithstanding anything to the contrary contained in the Lease (i) the Commencement Date applicable to the Office Space shall be May 1, 1995, (ii) the Commencement Date applicable to the Lab Space shall be August 18, 1995 and (iii) the Commencement Date applicable to the Future Space shall be January 1, 1996.

4. Tenant Improvements Allowance. The parties acknowledge that prior to the date of full execution and delivery of this First Amendment, Landlord has funded Three Hundred Eighty-Three Thousand Three Hundred Twenty Dollars ($383,320.00) of the Tenant Improvements Allowance applicable to the Phase II Premises. The parties further acknowledge that, notwithstanding anything to the contrary contained in the Lease, Landlord shall have no obligation to fund any additional Tenant Improvements Allowance for the Phase II Premises. Landlord and Tenant agree that Tenant shall, at Tenant’s sole cost and expense, upgrade the carpet in the Office Space, paint the walls in the Office Space and replace the ceiling tiles in the Office Space to match the carpet, walls and ceiling tiles currently in place in the office portion of the Phase I Premises. The work described in the immediately preceding sentence may be collectively referred to herein as the “Remaining Work.” Landlord shall be entitled to approve Preliminary Plans and Final Plans for the Remaining Work and for any improvements Tenant may elect to make to the Future Space pursuant to Section 4 of the Tenant Improvements Rider attached to the Lease as Exhibit “C”. Tenant shall have until January 1, 1996 to complete the Remaining Work. If Tenant fails to complete the Remaining Work on or before January 1, 1996, Landlord shall be entitled to complete the Remaining Work pursuant to plans and specifications determined by Landlord and to charge Tenant the costs incurred by Landlord in completing the Remaining Work together with a fifteen percent (15%) administrative fee, all of which shall be due and payable within thirty (30) days after Tenant’s receipt of invoice. Finally, Tenant acknowledges that Tenant’s obligation to pay Basic Monthly Rent for the Office Space and the Future Space shall commence as of the Commencement Date applicable to such spaces as specified in Section 3 above and that the work to be performed by Tenant or Landlord under this Section 4 shall not result in any rental abatement nor be deemed to constitute a constructive eviction of Tenant from the Office Space or the Future Space.

5. Basic Monthly Rent. Landlord and Tenant acknowledge that Landlord will be deemed to have expended the entire Seventy Dollars ($70.00) per square foot of Usable Area Tenant Improvements Allowance for both the Lab Space and the Office Space as of the Commencement Dates for each such space specified in Section 3 above and that, as a result, the Basic Monthly Rent applicable to such spaces as of the Commencement Dates therefor shall be $1.97 per square foot of Rentable Area therein (i.e., $6,378.86 per month for the Office Space and $5,914.00 per month for the Lab Space). Landlord will have no obligation to fund any Tenant Improvements Allowance for the Future Space, so that the Basic Monthly Rent applicable to the Future Space as of the Commencement Date therefor shall be $5,955.58 (i.e., $1,285 per square foot of Rentable Area). Consequently, as of January 1, 1996, (i) the total Basic Monthly Rent applicable to the Phase II Premises shall be $18,656.03 (i.e., $1,716 per square foot of

TORREY PINES SCIENCE PARK

[DEPOTECH]

Rentable Area of the Phase II Premises calculated on a blended basis), and (ii) the total Basic Monthly Rent applicable to the Phase I Premises shall be $22,130.12 (i.e., $2,035 per square foot of Rentable Area of the Phase I Premises). Such total Basic Monthly Rent rates for the Phase I Premises and for the entire Phase II Premises shall be subject to increase as provided in Section 3.2.2 of the Lease.

6. Additional Rent. As a result of the increased square footages described in Section 2 above (i) effective as of the Commencement Date for the Office Space, Tenant’s Share of the Building Operating Costs shall increase to sixteen point four eight percent (16.48%) and Tenant’s Share of Taxes and Project Operating Expenses shall increase to four point eight seven percent (4.87%); (ii) effective as of the Commencement Date for the Lab Space, Tenant’s Share of Building Operating Costs shall increase to nineteen point nine eight percent (19.98%) and Tenant’s share of Taxes and Project Operating Expenses shall increase to five point nine zero percent (5.90%); and (iii) effective as of the Commencement Date for the Future Space, Tenant’s Share of Building Operating Costs shall increase to twenty-five point four zero percent (25.40%) and Tenant’s Share of Taxes and Project Operating Expenses shall increase to seven point five zero percent (7.50%).

7. Security Deposit/Letter of Credit.

(a) The first paragraph of Section 3.4.3 of the Lease shall be deleted and the following shall be substituted:

“3.4.3 Concurrently with Tenant’s execution and delivery of the First Amendment, Tenant shall deliver to Landlord a second Letter of Credit (“Phase II Letter of Credit”) equal to One Hundred Ninety-One Thousand Six Hundred Sixty Dollars ($191,660.00), which amount shall be reduced as provided in Sections 3.4.3(a) and (b) below. The Phase II Letter of Credit required in this Section 3.4.3 shall be in addition to any Letter of Credit required pursuant to Section 3.4.2, and shall meet all requirements for the Letter of Credit in Section 3.4.2 (other than amount). The amount of Phase II Letter of Credit shall be reduced by the following amounts on the following dates or events:”

(b) For purposes of Section 3.4.3(a) of the Lease, the “Commencement Date for the Phase II Premises” shall mean the Commencement Date applicable to the Future Space specified in Section 3(iii) above.

8. Outside Area. Effective as of November 1, 1995, the Premises shall be expanded to include that certain area located outside of the Building and consisting of approximately three hundred seventy-five (375) square feet as outlined on Exhibit “B” attached hereto and made a party hereof (“Outside Area”). Tenant shall be entitled to use, operate and maintain the equipment in the Outside Area shown on Exhibit “B” (collectively, the “Outside Area Equipment”). Tenant’s use of the Outside Area Equipment is subject to Tenant’s receipt of

TORREY PINES SCIENCE PARK

[DEPOTECH]

all applicable governmental permits and approvals and Tenant shall, at Tenant’s sole cost and expense, comply with any governmental laws, rules and regulations applicable to the Outside Area and the Outside Area Equipment. Tenant shall not add any additional equipment to the Outside Area without Landlord’s prior written consent, which consent shall be granted or denied within thirty (30) days after Landlord’s receipt of a written request from Tenant. The Outside Area shall be considered to be a part of the Premises for all purposes under the Lease, including, without limitation, Tenant’s indemnification obligations under Section 7.2 of the Lease and the exemption of Landlord from liability under Section 7.3 of the Lease and Tenant shall, notwithstanding anything to the contrary contained in the Lease, be solely responsible for (i) maintenance and repair of the Outside Area and the Outside Area Equipment, and (ii) any utilities and services to the Outside Area. Tenant shall, promptly after full execution and delivery of this First Amendment, but in no event later than January 1, 1996, at Tenant’s sole cost and expense, add a chain-link fence from the top of the existing block wall around the Outside Area to the existing roof of the Outside Area in order to completely enclose the Outside Area. Landlord shall have the option to provide written notice to Tenant prior to the expiration or earlier termination of the Lease Term specifying those items of the Outside Area Equipment and/or the surrounding block wall and chain-link fence which must be removed by Tenant, in which case Tenant shall remove such items, at Tenant’s sole cost and expense, prior to the expiration or earlier termination of the Lease Term and shall repair any damage to the Outside Area resulting from such removal. If Landlord does not provide such written notice to Tenant prior to the expiration or earlier termination of the Lease Term, then upon the expiration or earlier termination of the Lease Term, the Outside Area Equipment shall become the property of Landlord; furthermore, if Landlord does provide such written notice to Tenant prior to the expiration or earlier termination of the Lease Term but such written notice does not specify all of the Outside Area Equipment and/or surrounding block wall and chain-link fence, then those items not specified by Landlord for removal shall become Landlord’s property upon the expiration or earlier termination of the Lease Term. Basic Monthly Rent applicable to the Outside Area shall be Two Hundred Forty-Three and 75/100 Dollars ($243.75) per month throughout the Lease Term, which Basic Monthly Rent shall be payable in accordance with Section 3.1 of the Lease. Basic Monthly Rent applicable to the Outside Area for the month of November, 1995 shall be paid by Tenant concurrently with Tenant’s execution and delivery of this First Amendment.

9. No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall apply and shall remain unmodified and in full force and effect.

TORREY PINES SCIENCE PARK

[DEPOTECH]

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

LANDLORD

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation

By:
Its:

TENANT

DEPOTECH CORPORATION, a California corporation

By:	/s/ Illegible
	Its:	Chief Financial Officer

TORREY PINES SCIENCE PARK

[DEPOTECH]

EXHIBIT "A"

PHASE II PREMISES

Should the Landlord sublease the Retained Space, Landlord shall, at their expense, relocate the exit door within the Retained Space to space occupied by Tenant.

Phase I
10,000 sf
Usable
LAB SPACE
2,761 SF
OFFICE SPACE
2,978 SF
FUTURE SPACE
4,261 SF
RETAINED SPACE
133 SF
854 SF
RETAINED SPACE
COMPASS OFFICE

EXHIBIT "A"

TORREY PINES SCIENCE PARK

53190050 SD1/RBG/L2809-0000 11-15-95/car

FIRST AMENDMENT TO LEASE

Insert A

; provided, however, that such date shall be extended for Events of Force Majeure, by delays resulting from Landlord’s disapproval of Tenant’s Plans and for any other delays resulting from the acts of or failure to act by Landlord, its agents or employees.

Insert B

Within 10 days after delivery of Tenant’s Plans for the remaining work, Landlord shall deliver notice of approval or reasonable disapproval of such Plans. The failure of Landlord to deliver notice of disapproval shall be deemed Landlord’s approval of the Plans. If Landlord disapproves the Plans, Landlord shall specify the reason for disapproval, and the parties shall meet within two (2) business days to reach agreement on the Plans.

EXHIBIT "B"

DESCRIPTION OF OUTSIDE AREA

MECHANICAL PIPING FLOOR PLA
EXISTING N2 LINE
N2 BULK STORAGE TANK
EXISTING ICE TANK
NEW ICE TANK
CONDENSING UNITS BELOW
375 SP
DRIVEWAY
EXHIBIT "B"

TORREY PINES SCIENCE PARK

53190050 SD1/RBG/E2809-000/11-15-95/car

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (“Second Amendment”) is made and entered into as of the 1st day of September, 1998 by and between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation (“Landlord”) and DEPOTECH CORPORATION, a California corporation (“Tenant”).

R E C I T A L S :

A. Landlord and Tenant entered into that certain Industrial Real Estate Triple Net Lease dated as of August 17, 1993 (“Original Lease”), as amended by that certain First Amendment to Lease dated as of November 1, 1995 (“First Amendment”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain premises (the “Premises”) located on the first (1st) floor within that certain building known as Building No. 6 and located at 11011 North Torrey Pines Road, La Jolla, California 92037 (“Building”). The Original Lease, as amended by the First Amendment, may be referred to herein as the “Lease.”

B. Landlord and Tenant wish to reconfigure a portion of the Premises and the parties otherwise wish to modify the Lease as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Original Lease unless expressly superseded by the terms of this Second Amendment.

2. Premises. Notwithstanding anything to the contrary contained in the Lease, effective as of September 1, 1998, the Premises leased to Tenant shall include all of the space on the first (1st) floor of the Building designated “DEPOTECH” on Exhibit “A” attached hereto and made a part hereof (in addition to other space described in the Lease) and shall exclude all of the area shown with cross hatching on Exhibit “A” attached hereto. The parties agree that the reconfiguration of the Premises described in the immediately preceding sentence shall not modify the Rentable Area nor the Usable Area of the Premises. Landlord and Tenant acknowledge and agree that such reconfigured Premises shall be leased by Tenant in its “as is” condition, except that Landlord shall, at Landlord’s sole cost and expense and using Building-standard materials, (i) install a total of two (2) separate doors, and (ii) install a fire wall, at the locations shown on Exhibit “A”.

TORREY PINES SCIENCE PARK

[DEPOTECH]

3. No Further Modification. Except as set forth in this Second Amendment, all of the terms and provisions of the Lease shall apply and shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

LANDLORD

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation

By:	/s/ Illegible
Its:	Investment Officer

TENANT

DEPOTECH CORPORATION, a California corporation

By:	/s/ John P. Longenecker
Its:	President & COO

TORREY PINES SCIENCE PARK

[DEPOTECH]

EXHIBIT "A"

RECONFIGURED PREMISES

New Door
New Fire Wall
COMPASS MANAGEMENT
EXIST. 1 HR. EXIT CORRIDOR
DEPO TECH
ELECT.
STORAGE
EQ RM
STOR VAULT
STOR
New Door

FLOOR PLAN

EXHIBIT "A"

TORREY PINES SCIENCE PARK
[DEPOTECH]

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (“Third Amendment”), is made and entered into as of the 28th day of June, 2004 (the “Effective Date”), between Slough TPSP, LLC, a Delaware limited liability company (hereinafter called “Landlord”), and SkyePharma Inc., a California corporation (hereinafter called “Tenant”).

Recitals

A. Landlord acquired the Building (as defined below) from the Equitable Life Assurance Society of the United States, a New York corporation (“Prior Landlord”), on September 7, 2001. In conjunction therewith, Prior Landlord assigned to Landlord, Landlord accepting such assignment, all of Prior Landlord’s right, title and interest in, to and under the Lease (as defined below).

B. Prior Landlord and Tenant entered into that certain Lease dated as of August 17, 1993, as amended by that certain First Amendment to Lease dated November 1, 1995, and as further amended by that certain Second Amendment to Lease dated September 1, 1998 (as amended, the “Lease”). Pursuant to the Lease, Prior Landlord leased to Tenant and Tenant leased from Prior Landlord certain space commonly known as Suite 130 (the “Premises”), in the building located and addressed at 11011 N. Torrey Pines, La Jolla, California (the “Building”). The Lease is incorporated herein by this reference.

C. By this Third Amendment, Landlord and Tenant desire to extend the term of the Lease and to otherwise modify the Lease as provided herein.

D. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, effective as of Effective Date, as follows:

Agreements

1. Lease Expiration Date. Section 1.5 of the Lease is hereby amended by deleting the last sentence and inserting the following in lieu thereof: “The Lease Term for all of the Premises shall end on July 31, 2015 (the “Initial Lease Term”) unless extended pursuant to Section 2.5 below.”

2. Rent and Other Charges Payable by Tenant. (a) Section 1.9.1 of the Lease is hereby deleted and the following is inserted in lieu thereof:

1.9.1 Basic Monthly Rent. The basic monthly rent for the Premises (the “Basic Monthly Rent”) shall be as follows:

Portion of Term	Basic Monthly Rent PSF[1]	Basic Monthly Rent1, Based Upon 21,746 Rentable Square Feet
From Execution Date to April 30, 2005, inclusive	$2.50	$54,365.00
From May 1, 2005 to April 30, 2006, inclusive	$2.58	$55,995.95
From May 1, 2006 to April 30, 2007, inclusive	$2.65	$57,675.83
From May 1, 2007 to April 30, 2008, inclusive	$2.73	$59,406.10
From May 1, 2008 to April 30, 2009, inclusive	$2.81	$61,188.29
From May 1, 2009 to April 30, 2010, inclusive	$2.90	$63,023.94
From May 1, 2010 to April 30, 2011, inclusive	$2.99	$64,914.65
From May 1, 2011 to April 30, 2012, inclusive	$3.07	$66,862.09
From May 1, 2012 to April 30, 2013, inclusive	$3.17	$68,867,96
From May 1, 2013 to April 30, 2014, inclusive	$3.26	$70,933.99
From May 1, 2014 to April 30, 2015, inclusive	$3.36	$73,062.01
From May 1, 2015 to July 31, 2015, inclusive	$3.46	$75,253.87

[1]

Basic Monthly Rent PSF (except for the initial Basic Monthly Rent PSF) is rounded and is for general illustrative purposes only. The actual amount is calculated in the Basic Monthly Rent column and is an increase of 3.0% over that for the previous year.

(b) Section 1.9.2 of the Lease is hereby modified by deleting the following: “(v) Building Operating Costs.”

(c) Section 1.9.3 is hereby deleted.

2

3. Option to Extend or Renew. Sections 2.5, 2.6, 2.7 and 2.8 of the Lease are hereby deleted, and the following is inserted as new Section 2.5:

2.5 Option to Extend or Renew. Subject to the provisions of this Section 2.5, Tenant shall have the option (the “Renewal Option”) to renew this Lease for one (1) period of five (5) years the (“Renewal Term”), commencing on the day immediately following the last day of the Initial Lease Term.

(a) Exercise. Tenant shall exercise the Renewal Option by giving written notice thereof to Landlord not more than twenty-four (24) months and not less than twelve (12) months prior to the last day of the Initial Lease Term. Tenant’s notice of its exercise of the Renewal Option is the “Renewal Notice.”

(b) Terms.

(i) General. All terms and conditions of this Lease shall apply during the Renewal Term, except that: (A) Landlord shall not provide any allowances nor be required to effect any improvements to the Premises; and (B) the Basic Monthly Rent for the Renewal Term shall equal to the “then prevailing fair market base monthly rent” (assuming a fully “net” lease, allowing for escalations and taking into account any rent abatement periods, tenant improvements, allowances or other concessions) then being obtained by Landlord for properties in the Project of equivalent quality, size, utility and location, with the length of the lease term, and credit standing of the Tenant taken into account. If there is no such comparable space in the Project, the “then prevailing fair market base monthly rent” shall be based on the rates being obtained by other landlords in comparable projects in central San Diego County.

(ii) Determination of Rent. With respect to the determination of the “then prevailing fair market base monthly rent,” the parties shall have thirty (30) days following Landlord’s receipt of the Renewal Notice in which to agree on the prevailing fair monthly rent as of the commencement date of the Renewal Term for the uses permitted hereunder. If the parties agree on such fair market monthly rental value, they shall execute an amendment to this Lease stating the amount of the applicable Basic Monthly Rent. If the parties are unable to agree on such prevailing fair market monthly rent within such thirty (30) day period, then within fifteen (15) days after the expiration of such period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser who is a member in good standing of the Appraisal Institute holding an “M.A.I.” designation with at least five years experience appraising similar commercial properties in northern San Diego County to appraise and set the then prevailing fair market monthly rent value at the commencement date of the Renewal Term, in accordance with the standards specified in subparagraph (b)(i)(B). If either party fails to appoint an appraiser within the allotted time, the single appraiser appointed by the other party shall be the sole appraiser. If an appraiser is appointed by each party and the two appraisers so appointed are unable to agree upon such then prevailing fair market monthly rent within thirty (30) days after the appointment of the second appraiser, they shall appoint a third qualified appraiser within ten (10) days after expiration of such thirty (30) day period; if they are unable to agree upon a third appraiser, either party may, upon not less than five days notice to the other party, apply to the Presiding Judge of the San Diego County Superior Court for the appointment of a third qualified appraiser. Each party shall bear its own legal fees in connection with appointment of the third appraiser and shall bear one-half of any other costs of appointment of the third appraiser and of such third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted for either party in any capacity. Within thirty (30) days

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after the appointment of the third appraiser, the three appraisers shall set the then prevailing fair market monthly rent as of the commencement date of the Renewal Term and shall so notify the parties. If the three appraisers are unable to agree within the allotted time, the two appraised then prevailing fair market monthly rents which are closest together shall be added together and divided by two and the resulting quotient shall be the initial then prevailing fair market monthly rent, which determination shall be binding on the parties and shall be enforceable in any further proceedings relating to this Lease. The appraisers may award a tenant improvement allowance or other monetary concessions, and shall take into account any other such concessions.

(c) Tenant Default. If at the time when Landlord received the Renewal Notice or on the date of the commencement of the Renewal Term, Tenant shall be in default under this Lease (after the expiration of any applicable notice and cure periods granted in this Lease), Landlord shall have the right, by giving written notice thereof to Tenant, to cancel the Renewal Option and any exercise of such Renewal Option by Tenant. In the event of such cancellation, Tenant shall have no right, and Landlord shall have no obligation, to renew this Lease pursuant to such Renewal Option.

(d) Limitations on Renewal Option. If Tenant fails to exercise the Renewal Option within the time required, such failure shall automatically cancel such Renewal Option, and Tenant shall have no right, and Landlord shall have no obligation, to renew this Lease pursuant to such Renewal Option. If Tenant assigns or transfers any interest in this Lease or sublets any part of the Premises other than pursuant to a Permitted Transfer, then notwithstanding anything contained herein to the contrary, such assignment, transfer or sublease shall automatically cancel any Renewal Option which has not then been exercised and automatically cancel any previous exercise of the Renewal Option unless the Renewal Term has already then commenced or Landlord otherwise agrees in writing. In the event of any such cancellation, Tenant shall have no further rights under this Section.

4. Rent and Security Deposit. Sections 3.1, 3.2, 3.3 and 3.4 of the Lease are hereby deleted and the following are inserted as new Sections 3.1 and 3.2:

Section 3.1 Basic Monthly Rent. Tenant agrees to pay to Landlord (or to such other person) as directed in advance, without demand or any set off or deduction whatsoever, at such place as Landlord may from time to time in writing direct, Basic Monthly Rent as set forth in Section 1.9.1 of this Lease on or before the first day of every calendar month of the Lease Term (except for the first month’s rent which is due and payable upon the execution of this Third Amendment) and pro rata, in advance, for any partial month, without demand and without any set off or deduction whatsoever. The covenants to pay Rent shall be independent of any other covenant. In the event that Tenant shall fail to pay Basic Monthly Rent or Additional Rent due hereunder within five (5) business days after the same becomes due, then in addition to all rights, powers and remedies provided herein, by law or otherwise in the case of nonpayment of rent, Landlord shall be entitled to recover from Tenant and Tenant agrees to pay to Landlord, on demand, a late payment charge for each such payment due equal to ten percent (10%) of the amount due.

Section 3.2 Security Deposit. Tenant has deposited with Landlord the sum of $49,883.12 (the “Security Deposit”) as security for the faithful performance and observance by

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Tenant of the provisions of this Lease. If Tenant shall default in respect of any such provision, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any rent and/or other charge or any other sum as to which Tenant is in default or for any sum which Landlord may have expended or may be required to expend by reason of Tenant’s default, including, but not limited to, any damages or deficiency in the reletting of the Premises. In the case of any such application by Landlord, Tenant shall deposit with Landlord from time to time within five (5) days after Landlord’s written demand therefor sufficient additional funds to restore such Security Deposit to the amount set forth above. If Tenant shall fully and faithfully comply with all of the conditions of this Lease, the Security Deposit shall be returned to Tenant after the date fixed as the end of the Lease Term and within thirty (30) days after delivery to Landlord of entire possession of the Premises. In no event shall the Security Deposit be applied by Tenant to reduce any rent or other charge payable by Tenant.

5. Common Areas. Section 4.4 of the Lease is amended as follows:

(a) The first sentence of Section 4.4.1 of the Lease is hereby amended by (i) deleting the word “not” on the third line thereof, and by inserting the phrase “without limitation” after the word “including” on the third line thereof, and (ii) inserting the phrase “or any other building in the Project” after the word Building on each of the fourth (at the end of said line, not in the phrase “Building Common Areas”), sixth and eighth lines thereof.

(b) Section 4.4.4 is hereby amended by deleting the six (6) references to “Project Common Areas” and inserting in lieu thereof (in each instance) the phrase “Common Areas”.

(c) The following Sections are hereby deleted: (i) 4.4.5.2; (ii) 4.4.6; and (iii) 4.4.7 (and each subsection of said Section 4.4.7).

(d) Section 4.4.8 is hereby amended by deleting the phrase “Building Operating Costs or” from the second line thereof.

6. Tenant Insurance. (a) Section 7.1.1 of the Lease is hereby deleted and the following is inserted in lieu thereof:

7.1.1. Tenant Insurance. Tenant, at Tenant’s sole cost and expense, shall obtain and keep in force during the Lease Term:

(i) commercial general liability insurance, including contractual liability and products/completed operations liability, covering the legal liability of Tenant against claims for bodily injury, death or property damage, occurring on, in or about the Project, in the minimum combined single limit amount of $2,000,000 with respect to any one occurrence.

(ii) worker’s compensation insurance and employer’s liability insurance (with a minimum limit of $500,000) covering all liability imposed under the provisions of any worker’s compensation law, employer’s liability act or similar laws of the State of California that may at any time or from time to time be enacted;

(iii) insurance covering the Tenant Improvements, all contents, and Tenant’s trade fixtures, machinery, equipment, furniture and furnishing in the Premises for their full

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replacement cost under Special Form standard fire and extended coverage insurance, including, without limitation, vandalism and malicious mischief and sprinkler leakage endorsements, and shall provide for a deductible not to exceed $100,000.00, provided that Tenant shall be solely responsible for payment of the full amount of any such deductible;

(iv) special form, business interruption or extra expense insurance; and

(v) catastrophe excess – Umbrella liability insurance in the amount of $5,000,000 with respect to the risks referred to in Section 7.1.1(i), which shall apply specifically to the Project with a per location aggregate endorsement.

Tenant’s insurance shall be written under policies issued by insurers acceptable to Landlord, and shall name Landlord, its beneficiaries, agents and employees as additional insureds. Tenant’s insurance required hereunder shall be primary and shall be exhausted before Landlord’s insurance is invoked. All policies of property insurance carried by Tenant shall provide protection against “all perils of direct physical damage” (as defined by the Insurance Services Office) on all insured property and shall name Landlord as an additional insured. Replacement cost for purposes hereof shall be determined according to insurance industry standards. Such insurance policies: (i) shall be written by companies rated A or better, with a financial rating of not less than Class VII, in Best’s Insurance Guide, and authorized to do business in California; (ii) shall be written to apply to covered property damage and other covered loss occurring during the policy term, or the onset of which occurred or arose during such policy term; (iii) unless otherwise provided in this Lease, shall provide that the respective coverages shall be primary and not contributing with or in excess of any coverage that the other party may carry; (iv) shall be endorsed to Landlord with not less than thirty (30) days’ notice of cancellation, except that not less than ten (10) days’ notice of cancellation may be given in the event of non-payment of the premium; and (v) in the case of policies carried or required to be carried by Tenant, shall provide for a deductible of not to exceed $100,000 (except in the case of earthquake coverage). Tenant shall deliver to Landlord, on or before the Effective Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies, certificates of insurance or other satisfactory evidence of the continuation of such property insurance coverage for the period indicated therein. If Tenant fails to procure property insurance or to deliver certificates or other evidence thereof as required hereunder, Landlord, after written notice to Tenant and Tenant’s failure to cure the same within two (2) business days after Tenant’s receipt of such notice, may at its option and in addition to Landlord’s other remedies in the event of a default hereunder, procure the same for the benefit of Landlord. If, pursuant to the foregoing sentence, Landlord secures such insurance on Tenant’s behalf, Tenant shall reimburse Landlord for the cost thereof within ten (10) business days after receipt of Landlord’s invoice therefore.

(b) Section 7.1.2 of the Lease is hereby amended by deleting each use of the word “Building” in the fourth (4th) line, and inserting in lieu thereof (in each instance) the word “Project”. The last sentence of Section 7.1.2 is hereby deleted.

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(c) Section 7.1.3 of the Lease is hereby deleted and the following is inserted in lieu thereof:

7.1.3 Payment of Premiums; Insurance Policies. Tenant shall pay its pro rata share of the premiums for maintaining the insurance required by Subsection 7.1.2. Tenant pro rata share of all such premiums shall be the same proportion as used for payment of Project Operating Costs as set forth in Subsection 1.9.4 hereof. All such amounts will be due and payable upon ten (10) days written notice.

7. Termination. The following is hereby added as new Article Sixteen of the Lease:

XVI

TENANT TERMINATION OPTION

Subject to the terms and conditions of and compliance with the provisions of this Article XVI, Tenant shall have the option (the “Termination Option”) to terminate this Lease effective at any time after the seventh (7th) anniversary of the Execution Date, as follows:

(a) Exercise. Tenant shall exercise the Termination Option by giving written notice (the “Termination Notice”) thereof to Landlord not more than twenty-four (24) months and not less than twelve (12) months prior to the proposed termination date set forth in the Termination Notice (the “Early Termination Date”).

(b) Termination Fee. Provided Tenant has delivered the Termination Notice to Landlord in the manner and within the time periods set forth in Subsection (a) above, Tenant’s right to terminate this Lease pursuant to the Termination Option shall be further conditioned on Tenant’s payment to Landlord, concurrent with delivery of the Termination Notice, of a sum equal to the (i) unamortized leasing commissions as of the Early Termination Date, plus (ii) the aggregate of the Monthly Basic Rent and Tenant’s proportionate share of Real Property Taxes, Project Operating Expenses and Building Operating Costs that would have been payable by Tenant in the four (4) months immediately following the Early Termination Date (the “Termination Fee”).

(c) Tenant Default. If at the time when Landlord receives the Termination Notice or on the Early Termination Date, Tenant shall be in default under this Lease (after the expiration of any applicable notice and cure periods granted in this Lease), Landlord shall have the right, by giving written notice thereof to Tenant, to cancel Tenant’s exercise of the Termination Option by Tenant. In such event, (i) Landlord shall (within thirty (30) days after such cancellation) return to Tenant an amount equal to the Termination Fee paid by Tenant, less any Rent then due but not paid, and (ii) Tenant shall have no right, and Landlord shall have no obligation, to terminate this Lease pursuant to such exercise of the Termination Option. If Tenant thereafter cures the default(s) giving rise to Landlord’s cancellation, and no further default exists, then Tenant may again exercise the Termination Option subject to and in accordance with this Article XVI.

(d) Limitations on the Termination Option. If Tenant fails to exercise the Termination Option or pay the Termination Fee within the respective time periods provided for in this Article XVI, such failure shall automatically cancel the Termination Option, and Tenant shall have no right, and Landlord shall have no obligation, to terminate this lease pursuant to the Termination Option.

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8. Brokers. Tenant and Landlord each represents and warrants to the other that it has had no dealings with any broker or agent in connection with this Third Amendment other than CB Richard Ellis, Inc. and Burnham Real Estate Services (collectively, “Brokers”). Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by any agent or broker other than Brokers with which it has had dealings or otherwise by reason of any breach of said warranty. Landlord covenants to pay, hold harmless and indemnify Tenant from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by any agent or broker with which it has had dealings or otherwise by reason of any breach of said warranty. The Landlord shall pay all commissions due Brokers in connection with this Third Amendment.

9. No Tenant Improvements. Tenant acknowledges that Landlord shall have no obligation to make any alterations or improvements to the Premises in connection with the extension of the Lease Term as set forth in this Third Amendment. Exhibit “C” of the Lease is hereby deleted.

10. Termination of Other Lease. As a condition of, and in consideration for, Tenant’s agreement to extend the term of the Lease as set forth herein, Landlord has agreed to terminate Tenant’s lease of that certain space commonly known as Suite 100, 11025 North Torrey Pines Road, LaJolla, California on the terms and conditions set forth in the Termination Agreement attached hereto as Exhibit A. The parties shall, contemporaneous with the execution and delivery of this Third Amendment, execute and deliver the Termination Agreement.

11. Cross-Default. Section 11.2.5 of the Lease is hereby deleted.

12. No Further Modifications. Except as set forth in this Third Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. Effective as of the Effective Date, all references to the “Lease” shall refer to the Lease as amended by this Third Amendment. In the event of any conflict between the terms of the Lease and the terms of this Third Amendment, the terms of this Third Amendment shall control. This Third Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

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IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.

LANDLORD:

SLOUGH TPSP, LLC, a Delaware limited liability company

By:	/s/ R. W. Rohner
Name:	Randall W. Rohner
Its:	V.P.

TENANT:

SKYEPHARMA INC., a California corporation

By:	/s/ Thomas M. Zach
Name:	Thomas M. Zach
Its:	V.P. Finance & Secretary

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EXHIBIT A

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT is made as of the 28th day of June, 2004 by and between SkyePharma Inc., a California corporation (the “Tenant”), and Slough TPSP LLC, a Delaware limited liability company (the “Landlord”).

RECITALS

A. Landlord, as successor in interest to Equitable Life Assurance Society of the United States, a New York corporation, and Tenant, as successor in interest to Depotech Corporation, a California corporation, are parties to that certain lease dated April 2, 1992, as amended by that certain First Amendment dated September 30, 1993 (as amended, the “Lease”) with respect to certain premises commonly known as Suite 100, 11025 North Torrey Pines Road, La Jolla, California (the “Premises”); and

B. Landlord and Tenant hereby desire to terminate their respective rights under the Lease in accordance with the provisions hereinafter set forth and for the consideration set forth herein.

AGREEMENT

In consideration of the foregoing recitals, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant and Landlord hereby agree as follows:

1. Termination of Lease; Surrender of Premises. The Lease is terminated and declared to be of no further force and effect as of 11:59 P.M. on July 1, 2004 (the “Effective Date”) and Tenant’s right to occupy the Premises shall cease at the Effective Date. On or before the Effective Date, Tenant shall peaceably surrender the Premises in the condition required under the Lease. Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that, subject to Tenant leaving the Premises in broom clean condition, the Premises are currently in the condition required by the Lease for surrender to Landlord. Landlord and Tenant further acknowledge and agree that the furniture, fixtures and equipment listed on Schedule 1 attached hereto may remain in the Premises after the Effective Date and that, as of the Effective Date, the same shall be deemed conveyed to Landlord, at no cost to Landlord. Tenant shall have no obligation to pay rent or any other amounts payable by Tenant under the Lease accruing after the Effective Date.

2. Mutual Release and Waiver. Except for those obligations stated in this Termination Agreement which are intended to continue beyond the termination of the Lease, effective as of the Effective Date each party hereto, for itself and each of its respective past, present and future predecessors, successors, subsidiaries, parents, assigns, agents, representatives, partners, officers, managers, directors, shareholders, members, employees, administrators, trustees and attorneys hereby fully and forever remises, releases relinquishes,

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waives and discharges the other party hereto, and all of its past, present and future predecessors, successors, subsidiaries, parents, assigns, agents, representatives, partners, officers, managers, directors, shareholders, members, employees, administrators, trustees and attorneys of and from any and all actions, causes of action, rights, liabilities, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, subleases, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, and claims of whatever kind or nature in law or equity, whether now known or unknown, vested or contingent, suspected or unsuspected, which said party may now have, ever had or will have against the other party which in any way relates, directly or indirectly, to the Lease or the Premises. The foregoing release constitutes a general release by each party. Landlord and Tenant have read Section 1542 of the California Civil Code and understand that the significance and consequence of waiving Section 1542 of the California Civil Code is that even if the releasing party should eventually suffer additional damages arising in connection with the Lease, the releasing party will not be allowed to make any claim for those damages. After independent consultation with its attorney or ample opportunity to do so, LANDLORD AND TENANT EXPRESSLY WAIVE ANY AND ALL RIGHTS UNDER SECTION 1542 OF THE CALIFORNIA CIVIL CODE and any similar of any state or territory of the United States that it may have against each other (or each other’s officers, directors, shareholders, partners, members, trustees, employees and all persons acting by, through or in concert with them) with respect to the release set forth in this Section 2. Section 1542 of the California Civil Code reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS

WHICH THE CREDITOR DOES NOT KNOW OR

SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF

EXECUTING THE RELEASE, WHICH IF KNOWN BY

HIM MUST HAVE MATERIALLY AFFECTED HIS

SETTLEMENT WITH THE DEBTOR.

/s/ RWR	/s/ T.J.
Landlord’s Initials	Tenant’s Initials

Notwithstanding any provision to the contrary set forth herein, Landlord and Tenant acknowledge and agree that the release set forth in this Section 2 does not release or discharge Tenant or Landlord, and Tenant and Landlord shall continue to be liable for, all indemnification obligations under the Lease including, but not limited to, paragraphs 5.4.1, 7.2, 7.4 and 14.1.2. of the Lease. In addition, the foregoing shall not release, and shall not be construed as releasing, Landlord or Tenant from any liability arising under this Termination Agreement, it being understood and agreed that Landlord’s or Tenant’s representations, warranties, covenants and agreements herein shall survive the execution of this Termination Agreement and the Effective Date.

3. Tenant’s Additional Rent Obligations. Notwithstanding anything to the contrary contained in Section 2 of this Termination Agreement, Tenant shall be obligated to pay all Real Property Taxes and Project Operating Expenses, as those terms are defined in the Lease, that accrued against the Premises through the Effective Date which are owed by Tenant to Landlord

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under Article IV of the Lease, which obligation shall survive execution of this Termination Agreement and the Effective Date. Additionally, Tenant’s rights to review and audit Landlord’s records after Landlord’s delivery of any statements as set forth in Article IV of the Lease, and Tenant’s right to receive a refund of any amounts overpaid, shall survive execution of this Termination Agreement and the Execution Date.

4. Security Deposit. Provided Tenant has surrendered possession of the Premises in accordance with the terms of this Termination Agreement and the Lease, and provided Tenant is not otherwise in default under the terms of the Lease or this Termination Agreement, Landlord shall return to Tenant, within thirty (30) days of the Effective Date, the security deposit held by Landlord pursuant to the Lease.

5. Interpretation of Termination Agreement. In the event of any conflict between the Lease and this Termination Agreement, the terms of this Termination Agreement shall control. Initially capitalized terms not otherwise defined in this Termination Agreement shall have the meaning ascribed to such term in the Lease.

6. Binding Effect. The provisions of this Termination Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors, personal representatives and assigns. This Termination Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument. Documents and signatures transmitted via facsimile shall be considered original signatures for purposes of creating a valid and binding agreement.

7. Governing Law. This Termination Agreement shall be governed by and construed under the laws of the state in which the Premises are located.

8. Entire Agreement. This Termination Agreement is made up of the body of the agreement and the exhibits and schedules attached hereto, if any, all of which are hereby incorporated by reference into the body hereof. There are no other agreements between the parties with respect to the matters covered by this Termination Agreement, and any prior agreements with respect to such matters are superseded, except to the extent any provision of this Termination Agreement provides otherwise.

9. Amendment. The only way to amend or otherwise modify this Termination Agreement is for the parties to sign a written instrument which expresses the intent to amend or otherwise modify this Termination Agreement.

10. Notice. All notices and other written communications which are required or called for under any provision of this Termination Agreement shall be effective only if they are in writing, addressed to the proper party and sent in one of the following ways: (i) by United States mail; (ii) by a recognized overnight carrier, such as Federal Express or United Parcel Service, marked for next day delivery; or (iii) by facsimile transmission, in each case with delivery charges (if any) prepaid and addressed as set forth below. Any party may change its address for notice by giving notice to the other parties in the manner provided herein. Such a notice or other communication shall be deemed delivered at the following times: if sent by United States mail, then three business days after the deposit thereof into the United States mail,

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certified mail return receipt requested; if sent by a recognized overnight carrier, then one business day after the acceptance by the carrier for next day delivery; and if by facsimile, on the business day it is sent if the sender verifies that the notice was received at the recipient’s facsimile machine during regular business hours on the day sent—otherwise, on the next business day; provided, that any notice or other communication sent by facsimile must be reasonably legible when received by a properly operating facsimile receiver.

If to Tenant:	SkyePharma Inc. 10450 Science Center Drive San Diego, California 92121 Attn: Thomas Zech

With a copy to:	Sheppard Mullin Richter & Hampton LLP 12544 High Bluff Drive, Suite 300 San Diego, California 92130-3051 Attn: Domenic Drago

If to Landlord:	Slough TPSP LLC c/o Slough Estates USA Inc. 444 North Michigan Avenue, Suite 3230 Chicago, Illinois 60611

With a copy to:	Bell, Boyd & Lloyd LLC Three First National Plaza 70 West Madison Street, Suite 3300 Chicago, Illinois 60602 Fax Number: (312)827-8042 Attn: Andrew R. Andreasik

11. Broker’s Commissions. Each party represents and warrants to the other that it has not entered into any agreement or incurred or created any obligation which might require the other party to pay any broker’s commission, finder’s fee or other commission or fee relating to this Agreement, except that Landlord shall pay commissions to Burnham Real Estate Services and CB Richard Ellis, Inc. with respect to Landlord and Tenant entering into an amendment to Tenant’s lease for certain premises at 11011 North Torrey Pines Road. Each party shall protect, indemnify, defend and hold harmless the other and their respective officers, directors, shareholders, members, managers, employees and agents from and against all claims for any such commissions or fees made by anyone claiming by or through the indemnifying party.

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IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the date first written above.

TENANT:		LANDLORD:

SKYEPHARMA INC. a California corporation		SLOUGH TPSP LLC, a Delaware limited liability company

By:	/s/ Thomas M. Zach	By:	/s/ R. W. Rohner
Name:	Thomas M. Zach	Name:	Randall W. Rohner
Its:	V.P. Finance & Secretary	Its:	V.P.

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SCHEDULE 1

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FOURTH AMENDMENT TO INDUSTRIAL REAL ESTATE TRIPLE NET LEASE

This FOURTH AMENDMENT TO INDUSTRIAL REAL ESTATE TRIPLE NET LEASE (“Fourth Amendment”) is made and entered into as of the 2nd day of July, 2009, by and between HCP TPSP, LLC, a Delaware limited liability company (“Landlord”), and PACIRA PHARMACEUTICALS, INC., a California corporation (“Tenant”).

R E C I T A L S :

A.    Landlord (as successor-in-interest to Slough TPSP, LLC, a Delaware limited liability company, the successor-in-interest to The Equitable Life Assurance Society of the United States, a New York corporation) and Tenant (as successor-in-interest to SkyePharma, Inc., a California corporation, the successor-in-interest to Depotech Corporation, a California corporation) are parties to that certain Industrial Real Estate Triple Net Lease dated August 17, 1993 (the “Original Lease”), as amended by that certain First Amendment to Lease dated November 1, 1995 (the “First Amendment”), that certain Second Amendment to Lease dated September 1, 1998 (the “Second Amendment”) and that certain Third Amendment to Lease dated June 28, 2004 (the “Third Amendment”), whereby Landlord leases to Tenant and Tenant leases from Landlord approximately 21,746 rentable (20,000 usable) square feet of space (the “Premises”) commonly known as Suite 130 and located on the first (1st) floor of the building (the “Building”) located at 11011 North Torrey Pines Road, La Jolla, California 92037. The Original Lease, First Amendment, Second Amendment and Third Amendment shall hereafter be referred to, collectively, as the “Lease.”

B.    As an accommodation to Tenant, Landlord and Tenant have agreed to defer a portion of Tenant’s monthly installments of Basic Monthly Rent for the Premises during the period commencing retroactively as of February 1, 2009 and ending on March 31, 2010. Therefore, Landlord and Tenant desire to enter into this Fourth Amendment to define Tenant’s deferred rent amount and deferred rent period, to state the applicable terms and conditions relating thereto (including, without limitation, the applicable return and repayment terms) and to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

C.    Concurrent with Landlord’s and Tenant’s execution of this Fourth Amendment, LASDK LIMITED PARTNERSHIP, a Delaware limited partnership, an affiliate of Landlord, and Tenant are entering into that certain Second Amendment to Industrial Real Estate Lease dated as of even date herewith (the “TPSC Second Amendment”) amending that certain Industrial Real Estate Lease dated December 8, 1994, as amended (the “TPSC Lease”).

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Capitalized Terms. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Fourth Amendment.

2.    Condition of the Premises. Landlord and Tenant acknowledge that Tenant has been occupying the Premises pursuant to the Lease, has had full opportunity to review the condition thereof and has done so, and therefore, Tenant shall continue to accept the Premises in its presently existing, “as is” condition. Landlord shall not be obligated to provide or pay for any build-out of, or alteration to, the Premises.

3.    Basic Monthly Rent Deferment. As an accommodation to Tenant, the parties hereby agree that, so long as Tenant is not then and has not previously (but subsequent to the date hereof) been in “Monetary Default,” as that term is defined below, fifty percent (50%) of each installment of the Basic Monthly Rent payable by Tenant under the Lease in connection with the Premises (the “Deferred Basic Rent”), for each month during the period commencing retroactively as of February 1, 2009 and ending on March 31, 2010 (the “Deferment Period”), shall be conditionally deferred (in accordance with the deferment schedule set forth below) and shall, except as otherwise provided herein, not be due by Tenant until the applicable time period specified in Section 5 below. Landlord and Tenant acknowledge and agree that the Deferred Basic Rent for the entire Deferment Period is equal to a total of Four Hundred Thirty-Eight Thousand Four Hundred Fourteen and 12/100 Dollars ($438,414.12) (excluding Landlord’s return, as described below). The Deferred Basic Rent shall accrue during the Deferment Period as follows:

Month During Deferment Period	Applicable Monthly Deferment Amount	Deferred Basic Rent

February 2009	$30,594.15	$ 30,594.15

March 2009	$30,594.15	$ 61,188.30

April 2009	$30,594.15	$ 91,782.45

May 2009	$31,511.97	$123,294.42

June 2009	$31,511.97	$154,806.39

July 2009	$31,511.97	$186,318.36

August 2009	$31,511.97	$217,830.33

September 2009	$31,511.97	$249,342.30

October 2009	$31,511.97	$280,854.27

November 2009	$31,511.97	$312,366.24

December 2009	$31,511.97	$343,878.21

January 2010	$31,511.97	$375,390.18

February 2010	$31,511.97	$406,902.15

March 2010	$31,511.97	$438,414.12

The rent deferment arrangement contained in this Section 3 is personal to the Tenant named in this Fourth Amendment (the “Original Tenant”) and any “Affiliate,” as such term is defined below, to whom Original Tenant’s entire interest in the Lease, as hereby amended, has been assigned (the “Affiliate Assignee”) and shall only apply to the extent that the Original Tenant or its Affiliate Assignee (if applicable) remains the tenant under the Lease, as amended hereby. For purposes of this Fourth Amendment, an “Affiliate” of Tenant is an entity which is controlled by, controls, or is under common control with, Tenant. “Control,” as used in this Fourth Amendment, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. Landlord and Tenant hereby acknowledge that, as of the date of this Fourth Amendment, for the period commencing on February 1, 2009 and ending on June 31, 2009, Tenant has previously paid to Landlord the monthly installments of Basic Monthly Rent attributable to the Premises less the applicable monthly deferment amounts set forth in the schedule above. For purposes of this Fourth Amendment, Tenant shall be in “Monetary Default” of the Lease, as hereby amended, if Tenant fails to pay to Landlord any regularly scheduled payment when due under the Lease, as hereby amended, and such failure continues for five (5) business days after Tenant’s receipt of written notice from Landlord that the same is past due.

4.    Landlord’s Return on Deferred Basic Rent. In consideration of Landlord’s execution of this Fourth Amendment and agreement to defer payments of rent under the Lease, as hereby amended, Tenant shall pay to Landlord a return on the accrued and outstanding Deferred Basic Rent at a rate of ten percent (10%) per annum (the “Deferred Basic Rent Return”), which Deferred Basic Rent Return shall (i) accrue monthly on a cumulative, compounded basis over the Deferment Period and the “Repayment Period,” as that term is defined in Section 5 below, and (ii) be paid by Tenant, along with Tenant’s payment of the Deferred Basic Rent, in accordance with the terms of Section 5, below. As used herein, the term “The Balance” shall mean the sum of the accrued, outstanding Deferred Basic Rent and the accrued, outstanding Deferred Basic Rent Return at the time identified.

5.    Repayment of Deferred Basic Rent and Deferred Basic Rent Return. The accrued, outstanding Deferred Basic Rent and the accrued, outstanding Deferred Basic Rent

Return shall be paid in full to Landlord in accordance with the terms of this Section 5. Not later than April 1, 2010, Tenant shall pay to Landlord a lump sum of Ninety-Three Thousand Three Hundred Thirty-Eight and 87/100 Dollars ($93,338.87) (i.e., twenty percent (20%) of The Balance as of April 1, 2010) (the “Initial Lump Sum Payment”). Thereafter, commencing on or prior to the first (1st) day of each calendar month occurring during the period commencing on April 1, 2010 and ending on September 30, 2011, (the “Repayment Period”), along with and in addition to all other regularly scheduled Rent otherwise due and payable by Tenant for the Premises under the terms of the Lease, as amended hereby, Tenant shall pay to Landlord the remainder of the accrued, outstanding Deferred Basic Rent and the accrued, outstanding Deferred Basic Rent Return (i.e., the accrued, outstanding Deferred Basic Rent and the accrued, outstanding Deferred Basic Rent Return less the Initial Lump Sum Payment) as follows:

Payment Due Date	Applicable Repayment Amount
On or prior to April 1, 2010	$22,237.33
On or prior to May 1, 2010	$22,237.33
On or prior to June 1, 2010	$22,237.33
On or prior to July 1, 2010	$22,237.33
On or prior to August 1, 2010	$22,237.33
On or prior to September 1, 2010	$22,237.33
On or prior to October 1, 2010	$22,237.33
On or prior to November 1, 2010	$22,237.33
On or prior to December 1, 2010	$22,237.33
On or prior to January 1, 2011	$22,237.33
On or prior to February 1, 2011	$22,237.33
On or prior to March 1, 2011	$22,237.33
On or prior to April 1, 2011	$22,237.33
On or prior to May 1, 2011	$22,237.33
On or prior to June 1, 2011	$22,237.33
On or prior to July 1, 2011	$22,237.33
On or prior to August 1, 2011	$22,237.33
On or prior to September 1, 2011	$22,237.33

Further, notwithstanding any contrary provision of the Lease, as amended, the Deferred Basic Rent and the Deferred Basic Rent Return payable hereunder shall constitute a part of the “Rent” (as that term is defined in the Original Lease) payable by Tenant in connection with the Premises.

6.    Reimbursement of Landlord’s Costs. Landlord and Tenant hereby acknowledge and agree that Tenant’s obligation to pay or reimburse Landlord for any fees or costs that might otherwise come due to Landlord in connection with this Fourth Amendment, or the matters referenced herein, are addressed in and shall be pursuant to Section 6 of the TPSC Second Amendment.

7.    Acceleration of Deferred Basic Rent and Deferred Basic Rent Return for Tenant Default, Assignment of Lease or Bankruptcy. Notwithstanding any contrary provision of the Lease, as amended hereby, Landlord shall have the right, at its option, to accelerate the repayment of The Balance accrued and unpaid as of such date and to make the same immediately payable in full by Tenant, upon (i) any Monetary Default (as defined in Section 3 above) by Tenant; (ii) any assignment or attempted assignment of the Lease, as amended hereby, by the Original Tenant to any third party (other than to an Affiliate Assignee); (iii) a general assignment by Tenant for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution (whether or not there exists any proceeding under an insolvency or bankruptcy law), or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law; or (iv) the sale of Tenant’s business through a merger or sale of stock which, in either case, results in a more than fifty percent (50%) change in control of Tenant’s stock, or a sale of all of the assets of Tenant’s business during the Deferment Period or the Repayment Period or prior to the full repayment of the Deferred Basic Rent and Deferred Basic Rent Return; provided, however, the issuance of equity securities of Tenant or securities exercisable or convertible for equity securities of Tenant for financing purposes that results in a change of Control of Tenant shall not be prohibited by the Lease, as hereby amended, or result in such an acceleration as otherwise set forth in this Section 7. In accordance with the foregoing, if any acceleration occurs prior to the end of the Deferment Period, then there shall be no further deferment of Basic Monthly Rent and, in addition to the repayment described in this Section 7, Tenant shall immediately become obligated to pay to Landlord the full amount of Tenant’s regularly scheduled payments and amounts of Basic Monthly Rent thereafter coming due, as and when the same come due, in accordance with the terms of the Lease (including, without limitation, Section 2 of the Third Amendment).

8.    Basic Monthly Rent During Remainder of Term. Effective as of April 1, 2010, and continuing throughout the remainder of the Lease Term (i.e., through and including July 31, 2015 or any earlier termination of the Lease, as amended), in addition to the payment of the accrued, outstanding Deferred Basic Rent and the accrued, outstanding Deferred Basic Rent Return, as applicable, as and when the same come due pursuant to the provisions of this Fourth Amendment, Tenant shall pay to Landlord the full amount of Tenant’s regularly scheduled payments and amounts of Basic Monthly Rent, as and when the same come due, in accordance with the terms of the Lease (including, without limitation, Section 2 of the Third Amendment).

9.    Additional Rent. Notwithstanding the deferment of Basic Monthly Rent set forth in this Fourth Amendment, during the Deferment Period and throughout the remainder of the Lease Term, Tenant shall remain obligated to pay to Landlord the full amount of all other monetary obligations of Tenant to Landlord under the terms of the Lease (including, without limitation, all costs of real property taxes, utilities, insurance premiums, and Project Operating Expenses as and to the extent set forth in the Lease).

10.    Outside Area Rent. Notwithstanding the deferment of Basic Monthly Rent set forth in this Fourth Amendment, Landlord and Tenant hereby acknowledge that, in accordance with the terms of Section 8 of the First Amendment, during the Deferment Period and throughout the remainder of the Lease Term, Tenant shall continue to be obligated to pay to Landlord the Basic Monthly Rent applicable to the Outside Area (i.e., $243.75 per month).

11.    Warrants for Purchase of Stock. The parties hereby agree and acknowledge that in consideration of Landlord’s execution of this Fourth Amendment and granting Tenant the concessions set forth herein and as a condition precedent to the effectiveness of this Fourth Amendment, Tenant shall, concurrent with the execution and delivery of this Fourth Amendment, execute and deliver to Landlord the two (2) warrant agreements attached hereto as Exhibit A.

12.    Deletions and Modifications. Landlord and Tenant hereby agree and acknowledge that, effective as of the date of this Fourth Amendment, the following deletions and/or modifications are made to the Lease.

12.1    The first (1st) sentence of Section 5.4.4 of the Original Lease is hereby deleted in its entirety and is of no further force or effect.

12.2    Any and all expansion, first offer, and refusal options contained in Section 2.7 and Section 2.8 of the Original Lease are of no further force or effect.

12.3    Landlord and Tenant hereby acknowledge that pursuant to the terms of Section 7 of the Third Amendment, Tenant has an option to terminate the Lease, as amended, effective at any time after July 1, 2011. Notwithstanding the foregoing or any contrary provision of the Lease or this Fourth Amendment, Landlord and Tenant hereby agree that as consideration for and as a condition precedent to such early termination, in addition to the Termination Fee set forth in Section 7(b) of the Third Amendment and concurrently with Tenant’s delivery of the Termination Notice to Landlord, Tenant shall deliver to Landlord the entire amount of any Deferred Basic Rent and any Deferred Basic Rent Return then accrued and outstanding at the time of Tenant’s delivery of the Termination Notice to Landlord.

13.    Remedies. For the purpose of clarifying Section 11.4.2 of the Original Lease, Landlord and Tenant hereby acknowledge and agree that the remedy provided to Landlord thereunder is intended to be, and shall be deemed to provide to Landlord, the remedy described in California Civil Code Section 1951.4.

14.    No Consequential Damages. Notwithstanding anything to the contrary contained in the Lease, as hereby amended, nothing in the Lease, as hereby amended, shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages, other than those consequential damages, if any, as may be incurred by Landlord in connection with a holdover of the Premises by Tenant for any period in excess of three (3) weeks after the expiration or earlier termination of the Lease Term.

15.    Notices. Notwithstanding any contrary provision contained in the Lease, as of the date of this Fourth Amendment, any notices to Landlord must be delivered to the following addresses (and otherwise in accordance with the terms of Section 15.4 of the Original Lease) or to such other places as Landlord may from time to time designate in a notice to Tenant:

HCP, Inc.

3760 Kilroy Airport Center, Suite 300

Long Beach, California 90806

Attention: Legal Department

and

HCP, Inc.

444 North Michigan Avenue, Suite 3230

Chicago, Illinois 60611

Attention: Randall W Rohner, Senior Vice President

and

Allen Matkins Leek Gamble Mallory & Natsis LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

16.    No Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Fourth Amendment, and that they know of no real estate broker or agent who is entitled to a commission in connection with this Fourth Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent occurring by, through, or under the indemnifying party. The terms of this Section 16 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

17.    No Default; Tolling of Cure Period. To Tenant’s knowledge, as of the date of this Fourth Amendment, Landlord is not in default (nor does a situation exist which, with the passage of time, the giving of notice, or both, would constitute a default) under any of the terms or provisions of the Lease. So long as the “Condition Precedent,” as that term is defined in Section 20 below, is satisfied, (i) to Landlord’s knowledge, as of the date of this Fourth

Amendment, Tenant is not in default (nor does a situation exist which, with the passage of time, the giving of notice, or both, would constitute a default) and there are no Monetary Defaults under any of the terms or provisions of the Lease, as hereby amended, and (ii) Tenant’s cure period with respect to the imposition of any liens and encumbrances shall be tolled.

18.    Conflict; No Further Modification. In the event of any conflict between the Lease and this Fourth Amendment, the terms of this Fourth Amendment shall prevail. Except as specifically set forth in this Fourth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

19.    Counterparts/Facsimile or .PDF Signatures. This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument. Additionally, the parties hereto acknowledge and agree that signatures transmitted via facsimile or .pdf shall be considered fully binding under this Fourth Amendment.

20.    Effectiveness of this Fourth Amendment. Landlord and Tenant hereby acknowledge and agree that, notwithstanding the full execution and delivery of this Fourth Amendment by Landlord and Tenant, this Fourth Amendment is expressly conditioned upon the occurrence of the “Effective Date,” as that term is defined in that certain Settlement Agreement dated June 17, 2009 by and between Tenant and DPR Construction, Inc. (“DPR”) as amended by that certain Amendment dated June 26, 2009 (collectively, the “Settlement Agreement”) (of which Landlord is a third party beneficiary) and the full payment by Tenant to DPR of the “Aggregate Payment Amount” (i.e., $2,000,000), as that term is defined in, and pursuant to the terms of, the Settlement Agreement (the “Condition Precedent”). To the extent that the Condition Precedent is not satisfied on or before September 1, 2009, then Landlord may terminate this Fourth Amendment upon delivery of written notice thereof to Tenant, in which event this Fourth Amendment shall automatically terminate and the Lease shall continue in full force and effect as if unmodified by this Fourth Amendment. Landlord and Tenant each represent and warrant to the other that the execution and performance of this Fourth Amendment by such party has been authorized and approved by all requisite corporate, limited liability company, partnership and third party action.

[Continued on the following page.]

IN WITNESS WHEREOF, this Fourth Amendment has been executed as of the day and year first above written.

“LANDLORD”	HCP TPSP, LLC, a Delaware limited liability company

	By:	/s/ R W Rohmer
		Name:	Randall W Rohmer
		Its:	Senior V.P.
By:
Name:
Its:

“TENANT”	PACIRA PHARMACEUTICALS, INC., a California corporation

By: /s/ James Scibetta
Name:
Its:
By:
Name:
Its:

EXHIBIT A

FORM OF WARRANTS

[ATTACHED]

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE SERIES A PREFERRED STOCK

Company: Pacira, Inc., a Delaware corporation (the “Company”)

Shares: 77,616

Class of Stock: Series A Preferred Stock

Exercise Price: $1.25 per share (the “Exercise Price”)

Issue Date: July 2, 2009

Term: See Section 5.1

THIS WARRANT CERTIFIES THAT, for value received as consideration pursuant to that certain Second Amendment to Industrial Real Estate Lease, dated July 2, 2009, by and between LASDK Limited Partnership and Pacira Pharmaceuticals, Inc. and for other good and valuable consideration the sufficiency of which is hereby acknowledged, National Electrical Benefit Fund (“Holder”) is entitled to purchase up to Seventy Seven Thousand Six Hundred Sixteen (77,616) fully paid and nonassessable shares of the Company’s Series A Preferred Stock (the “Shares”), at the Exercise Price, all as set forth herein, subject to the provisions and upon the terms and conditions set forth in this Warrant. All references to “common stock” herein shall mean the common stock of the Company.

ARTICLE 1. EXERCISE.

1.1    Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 hereto to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Article 1.2. Holder shall also deliver to the Company a check or wire transfer (to an account designated by the Company), for the aggregate Exercise Price for the Shares being purchased.

1.2    Conversion Right. In lieu of exercising this Warrant as specified in Article 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Exercise Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Article 1.3.

1.3    Fair Market Value. If the common stock is traded in a public market and the Shares are common stock, the fair market value of each Share shall be the closing price of a share of common stock of the Company reported for the business day immediately before Holder delivers its Notice of Exercise to the Company (or in the instance where the Warrant is exercised immediately prior to the effectiveness of the Company’s initial public offering, the “price to public” per share price specified in the final prospectus relating to such offering). If the common stock is not traded in a public market or the Shares are not common stock, then the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

1.4    Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant and, if applicable, the Company receives payment of the aggregate Exercise Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

1.5    Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

2.1    Stock Dividends, Splits, Combinations, Etc. If the Company declares or pays a dividend on the Shares payable in common stock, or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred. If the Company subdivides the Shares by reclassification or otherwise into a greater number of shares or takes any other action which increases the amount of stock into which the Shares are convertible, the number of shares purchasable hereunder shall be proportionately increased and the Exercise Price shall be proportionately decreased. If the outstanding shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2    Reclassification, Exchange or Substitution, Etc. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant.

2.3    Merger or Consolidation. Upon any capital reorganization of the Company’s capital stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 2) or a merger or consolidation of the Company with or into another corporation, then as a part of such reorganization, merger or consolidation, provision shall be made so that the Holder shall thereafter be entitled to receive upon the exercise or conversion of this Warrant, the number and kind of securities and property of the Company, or of the successor corporation resulting from such reorganization, merger or consolidation, to which that Holder would have received for the Shares if this Warrant had been exercised immediately before such reorganization, merger or consolidation.

2.4    Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount in cash computed by multiplying the fractional interest by the fair market value of a full Share.

2.5    Certificate as to Adjustments. Upon each adjustment of the Exercise Price, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer or other officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall furnish Holder a certificate setting forth the Exercise Price in effect upon the date thereof and the series of adjustments leading to such Exercise Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1    Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon any of its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to effect any reclassification or recapitalization of any of its stock; or (c) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder: (1) at least twenty (20) days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) above; and (2) in the case of the matters referred to in (b) and (c) above at least twenty (20) days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).

3.2    No Shareholder Rights or Liabilities. Except as provided in this Warrant, the Holder will not have any rights as a stockholder of the Company until the exercise of this Warrant. Absent an affirmative action by the Holder to purchase the Shares, the Holder shall not have any liability as a stockholder of the Company.

3.3    Closing of Books. The Company will at no time close its transfer books against the transfer of this Warrant or of any Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

3.4    Corporate Power. The Company has all the requisite corporate power and authority to issue this Warrant and to carry out and perform its obligations hereunder.

3.5    Authorization. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance by the Company of this Warrant has been taken. This Warrant is a valid and binding obligation of the Company, enforceable in accordance with its terms.

3.6    Offering. Subject in part to the truth and accuracy of Holder’s representations set forth in Section 4 hereof, the offer, issuance and sale of this Warrant is, and the issuance of Shares upon exercise or conversion of this Warrant and the issuance of the Company’s common stock upon conversion of the Shares will be exempt from the registration requirements of the Securities Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

3.7    Stock Issuance. Upon the exercise or conversion of this Warrant, the Company will use its best efforts to cause stock certificates representing the Shares purchased pursuant to the exercise or conversion thereof to be issued in the names of Holder, its nominees or assignees, as appropriate at the time of such exercise or conversion. Upon conversion of the Shares into the Company’s common stock, the Company will issue the common stock in the names of Holder, its nominees or assignees, as appropriate.

3.8    Certificates and Bylaws. The Company has provided Holder with true and complete copies of the Company’s Certificate of Incorporation, Bylaws and each Certificate of Designation or other charter document setting forth any rights, preferences and privileges of Company’s capital stock, each as amended and in effect on the date of issuance of this Warrant.

3.9    Series A Preferred Stock. The Shares issuable upon the exercise or conversion of this Warrant will represent less than ten (10%) percent of the Company’s authorized and issued Series A Preferred Stock.

ARTICLE 4. REPRESENTATIONS OF THE HOLDER. The Holder represents and warrants to the Company as follows:

4.1    Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by the Holder will be acquired for investment for the Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2    Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

4.3    Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4    Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5    The Act. The Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. The Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

ARTICLE 5. MISCELLANEOUS.

5.1    Term. This Warrant is exercisable in whole or in part at any time and from time to time on or before the earlier of (i) 5:00 pm Pacific Time on the seventh anniversary of the Issue Date or (ii) the fifth anniversary of the consummation of the Company’s initial public offering.

5.2    Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

5.3    “Market Stand off” Agreement. Holder hereby agrees that it will not, without the prior written consent of the Company, during the period commencing on the date of the final prospectus relating to the initial public offering of the capital stock of the Company and ending on the date specified by the Company (such period not to exceed one hundred eighty (180) days) (i) lend; offer; pledge; sell;

contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable, directly or indirectly, for common stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or other securities, in cash, or otherwise.

5.4    Transfers. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). Subject to the foregoing, this Warrant and the Shares issuable upon exercise of this Warrant shall be freely transferable.

5.5    Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first- class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may (or on the first business day after transmission by facsimile) be, in writing by the Company or such Holder from time to time. Effective upon receipt of the fully executed Warrant, all notices to the Holder shall be addressed as set forth on the signature page hereto until the Company receives notice of a change of address in connection with a transfer or otherwise. Notice to the Company shall be addressed as set forth on the signature page hereto until the Holder receives notice of a change in address.

5.6    Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7    Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.8    Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

[Remainder of page intentionally left blank; signature page follows]

“COMPANY”

PACIRA, INC.	Address: Pacira, Inc. 10450 Science Center Drive San Diego, CA 92121
By:
Name:
(Print)
Title:

“HOLDER”

National Electrical Benefit Fund	Address: c/o HCP, Inc. 3760 Kilroy Airport Way, Suite 300 Long Beach, CA 90806-2473 Attention: Legal Department
By:
Name:
(Print)
Title:

APPENDIX 1

NOTICE OF EXERCISE

1.	Holder elects to purchase of the Shares pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

[or]

1.	Holder elects to convert the attached Warrant into Shares in the manner specified in the Warrant. This conversion is exercised for of the Shares covered by the Warrant.

[Strike above paragraph that does not apply.]

2.	Please issue a certificate or certificates representing the shares in the name specified below:

(Holder’s Name)

(Address)

3.	By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as the date hereof.

HOLDER:

By:

Name:

Title:

(Date):

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE SERIES A PREFERRED STOCK

Company: Pacira, Inc., a Delaware corporation (the “Company”)

Shares: 172,384

Class of Stock: Series A Preferred Stock

Exercise Price: $1.25 per share (the “Exercise Price”)

Issue Date: July 2, 2009

Term: See Section 5.1

THIS WARRANT CERTIFIES THAT, for value received as consideration pursuant to that certain Second Amendment to Industrial Real Estate Lease, dated July 2, 2009, by and between LASDK Limited Partnership and Pacira Pharmaceuticals, Inc. (“Pacira”) and that certain Fourth Amendment to Industrial Real Estate Triple Net Lease, dated July 2, 2009, by and between HCP TPSP LLC and Pacira and for other good and valuable consideration the sufficiency of which is hereby acknowledged, HCP, Inc. (“Holder”) is entitled to purchase up to One Hundred Seventy Two Thousand Three Hundred Eighty Four (172,384) fully paid and nonassessable shares of the Company’s Series A Preferred Stock (the “Shares”), at the Exercise Price, all as set forth herein, subject to the provisions and upon the terms and conditions set forth in this Warrant. All references to “common stock” herein shall mean the common stock of the Company.

ARTICLE 1. EXERCISE.

1.1    Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 hereto to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Article 1.2, Holder shall also deliver to the Company a check or wire transfer (to an account designated by the Company), for the aggregate Exercise Price for the Shares being purchased.

1.2    Conversion Right. In lieu of exercising this Warrant as specified in Article 1.1,Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Exercise Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Article 1.3.

1.3    Fair Market Value. If the common stock is traded in a public market and the Shares are common stock, the fair market value of each Share shall be the closing price of a share of common stock of the Company reported for the business day immediately before Holder delivers its Notice of Exercise to the Company (or in the instance where the Warrant is exercised immediately prior to the effectiveness of the Company’s initial public offering, the “price to public” per share price specified in the final prospectus relating to such offering). If the common stock is not traded in a public market or the Shares are not common stock, then the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

1.4    Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant and, if applicable, the Company receives payment of the aggregate Exercise Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

1.5    Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

2.1    Stock Dividends, Splits, Combinations, Etc. If the Company declares or pays a dividend on the Shares payable in common stock, or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred. If the Company subdivides the Shares by reclassification or otherwise into a greater number of shares or takes any other action which increases the amount of stock into which the Shares are convertible, the number of shares purchasable hereunder shall be proportionately increased and the Exercise Price shall be proportionately decreased. If the outstanding shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2    Reclassification, Exchange or Substitution, Etc. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant.

2.3    Merger or Consolidation. Upon any capital reorganization of the Company’s capital stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 2) or a merger or consolidation of the Company with or into another corporation, then as a part of such reorganization, merger or consolidation, provision shall be made so that the Holder shall thereafter be entitled to receive upon the exercise or conversion of this Warrant, the number and kind of securities and property of the Company, or of the successor corporation resulting from such reorganization, merger or consolidation, to which that Holder would have received for the Shares if this Warrant had been exercised immediately before such reorganization, merger or consolidation.

2.4    Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount in cash computed by multiplying the fractional interest by the fair market value of a full Share.

2.5    Certificate as to Adjustments. Upon each adjustment of the Exercise Price, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer or other officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall furnish Holder a certificate setting forth the Exercise Price in effect upon the date thereof and the series of adjustments leading to such Exercise Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1    Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon any of its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to effect any reclassification or recapitalization of any of its stock; or (c) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder: (1) at least twenty (20) days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) above; and (2) in the case of the matters referred to in (b) and (c) above at least twenty (20) days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).

3.2    No Shareholder Rights or Liabilities. Except as provided in this Warrant, the Holder will not have any rights as a stockholder of the Company until the exercise of this Warrant. Absent an affirmative action by the Holder to purchase the Shares, the Holder shall not have any liability as a stockholder of the Company.

3.3    Closing of Books. The Company will at no time close its transfer books against the transfer of this Warrant or of any Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

3.4    Corporate Power. The Company has all the requisite corporate power and authority to issue this Warrant and to carry out and perform its obligations hereunder.

3.5    Authorization. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance by the Company of this Warrant has been taken. This Warrant is a valid and binding obligation of the Company, enforceable in accordance with its terms.

3.6    Offering. Subject in part to the truth and accuracy of Holder’s representations set forth in Section 4 hereof, the offer, issuance and sale of this Warrant is, and the issuance of Shares upon exercise or conversion of this Warrant and the issuance of the Company’s common stock upon conversion of the Shares will be exempt from the registration requirements of the Securities Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

3.7    Stock Issuance. Upon the exercise or conversion of this Warrant, the Company will use its best efforts to cause stock certificates representing the Shares purchased pursuant to the exercise or conversion thereof to be issued in the names of Holder, its nominees or assignees, as appropriate at the time of such exercise or conversion. Upon conversion of the Shares into the Company’s common stock, the Company will issue the common stock in the names of Holder, its nominees or assignees, as appropriate.

3.8    Certificates and Bylaws. The Company has provided Holder with true and complete copies of the Company’s Certificate of Incorporation, Bylaws and each Certificate of Designation or other charter document setting forth any rights, preferences and privileges of Company’s capital stock, each as amended and in effect on the date of issuance of this Warrant.

3.9    Series A Preferred Stock. The Shares issuable upon the exercise or conversion of this Warrant will represent less than ten (10%) percent of the Company’s authorized and issued Series A Preferred Stock.

ARTICLE 4. REPRESENTATIONS OF THE HOLDER. The Holder represents and warrants to the Company as follows:

4.1    Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by the Holder will be acquired for investment for the Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2    Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

4.3    Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4    Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5    The Act. The Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. The Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

ARTICLE 5. MISCELLANEOUS.

5.1    Term. This Warrant is exercisable in whole or in part at any time and from time to time on or before the earlier of (i) 5:00 pm Pacific Time on the seventh anniversary of the Issue Date or (ii) the fifth anniversary of the consummation of the Company’s initial public offering.

5.2    Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

5.3    “Market Stand off” Agreement. Holder hereby agrees that it will not, without the prior written consent of the Company, during the period commencing on the date of the final prospectus relating to the initial public offering of the capital stock of the Company and ending on the date specified by the Company (such period not to exceed one hundred eighty (180) days) (i) lend; offer; pledge; sell;

contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable, directly or indirectly, for common stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or other securities, in cash, or otherwise.

5.4    Transfers. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). Subject to the foregoing, this Warrant and the Shares issuable upon exercise of this Warrant shall be freely transferable.

5.5    Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may (or on the first business day after transmission by facsimile) be, in writing by the Company or such Holder from time to time. Effective upon receipt of the fully executed Warrant, all notices to the Holder shall be addressed as set forth on the signature page hereto until the Company receives notice of a change of address in connection with a transfer or otherwise. Notice to the Company shall be addressed as set forth on the signature page hereto until the Holder receives notice of a change in address.

5.6    Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7    Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.8    Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

[Remainder of page intentionally left blank; signature page follows]

“COMPANY”

PACIRA, INC	Address:

By:	Pacira, Inc. 10450 Science Center Drive San Diego, CA 92121
Name:
(Print)
Title:

“HOLDER”
Address: HCP, Inc. 3760 Kilroy Airport Way, Suite 300 Long Beach, CA 90806-2473 Attention: Legal Department
HCP, Inc.
By:
Name:
(Print)
Title:

APPENDIX 1

NOTICE OF EXERCISE

1.	Holder elects to purchase of the Shares pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

[or]

1.	Holder elects to convert the attached Warrant into Shares in the manner specified in the Warrant. This conversion is exercised for of the Shares covered by the Warrant.

[Strike above paragraph that does not apply.]

2.	Please issue a certificate or certificates representing the shares in the name specified below:

(Holder’s Name)

(Address)

3.	By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as the date hereof.

HOLDER:

By:

Name:

Title:

(Date):